                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                            GREYHOUND LINES, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     (5) Total fee paid:

- --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

- --------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

- --------------------------------------------------------------------------------
     (3) Filing Party:

- --------------------------------------------------------------------------------
     (4) Date Filed:

- --------------------------------------------------------------------------------

(LOGO)
                             GREYHOUND LINES, INC.
                       15110 N. DALLAS PARKWAY, SUITE 600
                              DALLAS, TEXAS 75248
                                 (214) 789-7000
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 31, 1995

                             ---------------------

     Notice is hereby given that the Annual Meeting of Stockholders of Greyhound Lines, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, May 31, 1995, at 10:00 a.m., local time, at the Marriott Quorum Hotel, Salon E, 14901 Dallas Parkway, Dallas, Texas, for the following purposes:

        1. To elect three directors to serve as Class I directors for terms expiring in 1998 and until their respective successors are elected and qualified; and

        2. To approve the Greyhound Lines, Inc. 1995 Long Term Stock Incentive Plan; and

        3. To approve the Greyhound Lines, Inc. 1995 Directors' Stock Incentive Plan; and

        4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on April 3, 1995 as the record date for determining the stockholders entitled to notice of, and to vote at, the meeting or any adjournment thereof. A list of such stockholders will be maintained at the office of the Secretary of the Company during the ten-day period prior to the date of the meeting and will be available for inspection by stockholders, for any purpose germane to the meeting, during normal business hours of the Company.

     You are cordially invited to attend the meeting. However, whether or not you expect to attend the meeting in person, you are urged to sign, date and return the enclosed proxy card in the accompanying envelope as soon as practicable to ensure that your shares of stock may be represented and voted in accordance with your wishes and to ensure the presence of a quorum at the meeting. So that the Company may plan for the meeting, you are requested to mark the space provided on the enclosed proxy card if you expect to attend the meeting in person.

                                            By Order of the Board of Directors,


                                            /s/ MARK E. SOUTHERST
                                            MARK E. SOUTHERST
                                            Vice President and
                                            General Counsel and Secretary

Dallas, Texas
April 28, 1995

(LOGO)
                             GREYHOUND LINES, INC.
                       15110 N. DALLAS PARKWAY, SUITE 600
                              DALLAS, TEXAS 75248
                                 (214) 789-7000
                             ---------------------

                                PROXY STATEMENT
                                 APRIL 28, 1995

                             ---------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                             ---------------------
                              GENERAL INFORMATION

     This Proxy Statement is being furnished by the Board of Directors (the "Board of Directors") of Greyhound Lines, Inc., a Delaware corporation (the "Company"), to the holders of common stock (the "Common Stock") of the Company in connection with a solicitation of proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, May 31, 1995, at 10:00 a.m., local time, at the Marriott Quorum Hotel, Salon E, 14901 Dallas Parkway, Dallas, Texas, and at any and all adjournments thereof.

     A proxy delivered pursuant to this solicitation is revocable at the option of the person giving the same at any time before it is exercised. A proxy may be revoked, prior to its exercise, by executing and delivering a later dated proxy card, by delivering written notice of the revocation of the proxy to the Secretary of the Company on or before the day of the Annual Meeting, or by attending and voting at the Annual Meeting. Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy. The shares represented by the enclosed proxy will be voted in accordance with the stockholder's directions if the proxy is duly executed and returned on or before the day of the Annual Meeting. If the enclosed proxy card is returned duly executed on or before the day of the Annual Meeting, but no directions are specified in the proxy, the shares will be voted (i) FOR the election of the director nominees recommended by the Board of Directors; (ii) FOR the approval of the Greyhound Lines, Inc. 1995 Long Term Stock Incentive Plan; (iii) FOR the approval of the Greyhound Lines, Inc. 1995 Directors' Stock Incentive Plan; and
(iv) in accordance with the discretion of the named attorneys-in-fact on other matters, if any, properly brought before the Annual Meeting.

     The expense of preparing, printing and mailing this Proxy Statement and of soliciting the proxies sought hereby will be borne by the Company. In addition to the use of the mails, proxies may be solicited by officers, directors and regular employees of the Company, none of whom will receive additional compensation therefor, in person, or by telephone, facsimile or similar transmission. The Company also will reimburse brokerage firms, banks, nominees, custodians and fiduciaries for the cost of forwarding the proxy materials to the beneficial owners of the shares of the Common Stock as of the record date. The Company has retained Georgeson & Company Inc., which will receive a fee of $6,000 (plus reimbursement of out-of-pocket expenses) for its services to aid in the solicitation of proxies, including solicitation of proxies from brokerage firms, banks, nominees, custodians and fiduciaries. Your cooperation in promptly signing and returning the enclosed proxy card will help to avoid additional expense.

     On April 3, 1995, the Company had outstanding 53,743,682 shares of Common Stock, and there were no outstanding shares of any other class of stock. Each share of Common Stock entitles the holder to one vote. Only stockholders of record at the close of business on April 3, 1995, will be entitled to notice of, and to vote at, the Annual Meeting.

     This Proxy Statement and the enclosed proxy card are first being mailed to stockholders on or about April 28, 1995.

                  OUTSTANDING VOTING SECURITIES OF THE COMPANY
                         AND PRINCIPAL HOLDERS THEREOF

     The following table sets forth the ownership of the outstanding shares of the Common Stock as of March 31, 1995 (except as otherwise noted below), held by persons known to the Company to beneficially own more than 5% of the outstanding shares of the Common Stock, by directors of the Company, by the Named Executive Officers (see "EXECUTIVE COMPENSATION -- Compensation") and by all the directors, Named Executive Officers and executive officers of the Company as a group, and the percentage of the outstanding shares of Common Stock represented thereby. Except as otherwise noted below, each of the directors, Named Executive Officers, executive officers and greater than 5% stockholders has sole voting and investment power with respect to all shares beneficially owned by them.

                                                                          COMMON STOCK
                                                                 -------------------------------
                         NAME AND ADDRESS                              AMOUNT           PERCENT
                        OF BENEFICIAL OWNER                      BENEFICIALLY OWNED     OF CLASS
    -----------------------------------------------------------  ------------------     --------
    Motor Coach Industries Limited.............................      6,004,144            11.2%
      1850 N. Central Avenue
      Mail Station 910
      Phoenix, Arizona 85004(a)
    The Connor/Clark Parties...................................      5,928,374            11.0%
      Scotia Plaza, 40 King Street West
      Suite 5110, Box 125
      Toronto, Ontario M5H 3Y2(b)
    Snyder Capital Management, Inc.............................      5,360,693            10.0%
      350 California Street
      Suite 1460
      San Francisco, California 94104(c)
    BEA Associates.............................................      4,174,247             7.8%
      153 East 53rd Street
      One Citicorp Center
      New York, New York 10022(d)

                                                                          COMMON STOCK
                                                                 -------------------------------
                                                                       AMOUNT           PERCENT
                     NAME OF BENEFICIAL OWNER                    BENEFICIALLY OWNED     OF CLASS
    -----------------------------------------------------------  ------------------     --------
    Named Executive Officers and Directors:
    Herbert Abramson(e)(f).....................................        707,202             1.3%
    Richard J. Caley(e)........................................         15,000               *
    Craig R. Lentzsch(e).......................................         27,109               *
    Frank L. Nageotte(e)(g)....................................             --              --
    Alfred E. Osborne, Jr.(e)..................................          6,328               *
    Thomas G. Plaskett(e)......................................         50,000               *
    Ralph J. Borland(e)........................................         15,000               *
    J. Michael Doyle(e)(h).....................................        172,858               *
    George W. Hanthorn(e)(h)...................................             --              --
    Bradley T. Harslem(e)......................................          3,500               *
    J. Floyd Holland(e)........................................         30,609               *
    Frank J. Schmieder(e)(h)...................................          1,001               *
    Daniel R. Weston(e)........................................             --              --
    All directors, Named Executive Officers and executive
      officers
      of the Company as a group (18 persons)(e)................      1,028,607             1.9%

- ---------------

 * Less than 1%.

(a) The following information is based solely on a Schedule 13D filed with the Securities and Exchange Commission (the "SEC") on January 23, 1995. The referenced shares are owned of record and beneficially by Motor Coach Industries Limited, a Federal Canada corporation wholly-owned by Transportation Manufacturing Operations, Inc. ("TMO"), a wholly-owned subsidiary of Motor Coach Industries International, Inc. ("MCII"). Both TMO and MCII are Delaware corporations whose principal address is 1850 N. Central Avenue, Mail Station 910, Phoenix, Arizona 85004. MCII is a wholly-owned subsidiary of Consorcio G. Grupo Dina, S.A. de C.V. ("Grupo Dina"), a corporation organized under the laws of the United Mexican States, which has executive offices at Margaritas 433, Colonia Hacienda de Guadalupe, Chimalistoc, 01050, Mexico. Grupo Dina is controlled by Grupo Empresarial G, S.A. de C.V. ("Grupo Empresarial"), a corporation organized under the laws of the United Mexican States, which has executive offices at Blvd. Puerta de Hierro No. 5200, Piso 3, Fracciomiento, Puerto de Hierro, Guadalajara, Jalisco, 45110, Mexico. The outstanding shares of Grupo Empresarial are owned by Messrs. Rafael Gomez Flores, O. Raymundo Gomez Flores, Armando Gomez Flores, Alfonso Gomez Flores and Guillermo Gomez Flores (collectively, the "Flores Group"), citizens of the United Mexican States, whose principal business address is Blvd. Puerta de Hierro No. 5200, Piso 3, Fracciomiento, Puerto de Hierro, Guadalajara, Jalisco, 45110, Mexico. As a result of the foregoing relationships, TMO, MCII, Grupo Dina, Grupo Empresarial and the Flores Group each may be deemed to be the beneficial owner of the 6,004,144 shares of Common Stock owned of record by Motor Coach Industries Limited.

(b) The following information is based on a Schedule 13D filed by the Connor/Clark Parties with the SEC on January 12, 1995, as supplemented by information received from the Connor/Clark Parties. The reported shares include (i) 4,613,284 shares with respect to which Connor, Clark & Company Ltd. ("Connor Clark Ltd.") has shared voting and dispositive power; (ii) 266,367 shares beneficially owned directly, and through its control of Merchant Private Trust Company, by Merchant Private Limited, an entity whose controlling shareholder is John C. Clark, the Chairman of the Board of Connor Clark Ltd.; (iii) 63,297 shares beneficially owned by Caledon Commonwealth Limited, an entity whose sole shareholder is John C. Clark;
     (iv) 63,297 shares beneficially owned by the John & Anne Clark Family Trust of which John C. Clark is co-trustee; (v) 42,999 shares owned by Connor Clark Hedge Fund Limited Partnership and 19,368 shares owned by Connor Clark Hedge Fund Limited Partnership #2, entities controlled by Connor Clark Shareholdings Ltd., a company the principal business of which is to facilitate the transfer of shares from Connor Clark Ltd. to its shareholders; (vi) 21,099 shares owned by The Connor Corporation and 73,323 shares owned by Tregla Holdings Limited, entities of which the sole shareholder is Gerald C. Connor, the President of Connor Clark Ltd.; (vii) 4,219 shares beneficially owned by the Connor Family Trust of which Gerald
     C. Connor is co-trustee; and (viii) 761,121 shares beneficially owned by directors and officers of Connor Clark Ltd. and entities controlled by such persons. Each of the reporting persons disclaims the existence of a group.

(c) The following information is based on a Schedule 13G dated February 13, 1995 filed with the SEC. Snyder Capital Management, Inc. reports that it has shared power to vote 4,775,064 shares and shared power to dispose of 5,360,693 shares.

(d) The following information is based on information provided to the Company by BEA Associates. The reporting person has shared power to vote and sole power to dispose of all of the shares of Common Stock reported as held by it.

(e) The following table sets forth the detail of amounts held by each of the directors and Named Executive Officers of the Company and by all directors, Named Executive Officers and executive officers of the Company as a group:

                                                           COMMON          COMMON
                                                           STOCK            STOCK
                                                        BENEFICIALLY       OPTIONS
                                                           OWNED         EXERCISABLE      TOTAL
                                                        ------------     -----------     --------
    Herbert Abramson(f)...............................     707,202              --        707,202
    Richard J. Caley..................................       5,000          10,000         15,000
    Craig R. Lentzsch.................................      27,109              --         27,109
    Frank L. Nageotte(g)..............................          --              --             --
    Alfred E. Osborne, Jr. ...........................       6,328              --          6,328
    Thomas G. Plaskett................................          --          50,000         50,000
    Ralph J. Borland..................................          --          15,000         15,000
    J. Michael Doyle(h)...............................      12,858         160,000        172,858
    George W. Hanthorn(h).............................          --              --             --
    Bradley T. Harslem................................       3,500              --          3,500
    J. Floyd Holland..................................       2,109          28,500         30,609
    Frank J. Schmieder(h).............................       1,001              --          1,001
    Daniel R. Weston..................................          --              --             --
    All directors, Named Executive Officers and
      executive officers of the Company as a group (18
      persons)........................................     765,107         263,500       1,028,607

(f) The foregoing information is based on a Schedule 13D filed with the SEC on January 12, 1995 by Mr. Abramson. Includes 707,202 shares owned by Technifund, Inc., a corporation of which Mr. Abramson is the President and sole stockholder. Mr. Abramson is also a director and officer of Connor Clark Ltd., which is the beneficial owner of 4,613,284 shares of Common Stock. Mr. Abramson disclaims beneficial ownership of the shares owned by Connor Clark Ltd.

(g) The named person was elected to the Board of Directors on February 27, 1995.

(h) The named person is a former executive officer of the Company who was a Named Executive Officer of the Company as of December 31, 1994 and the information provided is as of that date.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     Action will be taken at the Annual Meeting for the election of three directors to serve as Class I directors for terms expiring in 1998 and until their respective successors are elected and qualified.

     It is intended that the attorneys-in-fact named in the proxy card will vote FOR the election of the three nominees listed below, unless instructions to the contrary are given therein. The three nominees have indicated that they are able and willing to serve as directors. However, if some unexpected occurrence should require the substitution of some other person or persons for any one or more of the nominees, it is intended that the attorneys-in-fact will vote FOR such substitute nominees as the Board of Directors may designate.

     The following sets forth the names, ages and principal occupations of, and other directorships held by, the nominees for director to be elected pursuant to Proposal No. 1:

NOMINEES FOR ELECTION AS CLASS I DIRECTORS, WHOSE TERMS WILL EXPIRE IN 1998:

     Thomas G. Plaskett (age 51) was elected to the Board of Directors on May 10, 1994. From August 9, 1994 to November 14, 1994, Mr. Plaskett served as Interim President and Chief Executive Officer of the Company, and from October 19, 1994 to November 22, 1994, served as Acting Chief Financial Officer of the Company. On February 27, 1995, Mr. Plaskett was elected as the Company's Chairman of the Board. Since 1991, Mr. Plaskett has served as managing director of Fox Run Capital Associates, an investment concern. Previously, Mr. Plaskett served as President and Chief Executive Officer of Pan Am Corporation from 1988 to 1991; and as President and Chief Executive Officer of Continental Airlines from 1986 to 1987. Mr. Plaskett also serves as a director of Tandy Corporation, Neostar Retail Group and Smart and Final, Inc.

     Craig R. Lentzsch (age 46) was elected to the Board of Directors on August 26, 1994. Effective November 15, 1994, Mr. Lentzsch became President and Chief Executive Officer of the Company, and from November 22, 1994 to April 10, 1995, served as the Company's Chief Financial Officer. Mr. Lentzsch previously served as Executive Vice President and Chief Financial Officer of Motor Coach Industries International, Inc., where he had been employed since 1992; as President and Chief Executive Officer of Continental Assets Services, Inc. from 1991 to 1992; as a private consultant to, and investor in, Storehouse, Inc. and Communication Partners, Ltd. from 1989 to 1991; as Vice Chairman, Executive Vice President and a director of the Company from March 1987 to December 1989; and as Co-founder and President of BusLease, Inc. from 1980 to 1989. Mr. Lentzsch also serves as a director of Hastings Books, Records and Tapes and Enginetech, Inc.

     Frank L. Nageotte (age 68) was elected to the Board of Directors on February 27, 1995 to fill a vacancy created by the resignation of Robert B. Gill. Mr. Nageotte was a director of Motor Coach Industries International, Inc. from 1993 to 1994 and previously served as a director of the Company from 1987 to 1990. From 1982 to 1987, Mr. Nageotte served as President and Chief Operating Officer of The Greyhound Corporation, where he was Chief Executive Officer of the Company's predecessor from 1978 to 1982. Mr. Nageotte worked for the Company's predecessor for 40 years.

                              CONTINUING DIRECTORS

     The following sets forth the names, ages and principal occupations of, and other directorships held by, the serving directors whose terms of office will continue after the Annual Meeting:

CLASS II DIRECTOR, WHOSE TERM WILL EXPIRE IN 1996:

     Alfred E. Osborne, Jr. (age 50) was elected to the Board of Directors on May 10, 1994. Since 1987, Dr. Osborne has served as Director of the Entrepreneurial Studies Center and Associate Professor of Business Economics of the John E. Anderson Graduate School of Management at the University of California at Los Angeles. Dr. Osborne formerly served as Director of the MBA Program, Assistant Dean and Associate Dean at UCLA. Dr. Osborne is also an independent general partner of Technology Funding Venture Partners V and a director of First Interstate Bank of California, Nordstrom, Inc., ReadiCare, Inc., Seda Specialty Packaging Corporation, The Times Mirror Company and United States Filter Corporation.

CLASS III DIRECTORS, WHOSE TERMS WILL EXPIRE IN 1997

     Herbert Abramson (age 54) was elected to the Board of Directors effective September 21, 1994. Since 1982, Mr. Abramson has served as a director and Vice President of Connor, Clark & Company, Ltd., a money management firm. Mr. Abramson previously practiced corporate and securities law for 12 years with Goodman and Carr, a Toronto law firm.

     Richard J. Caley (age 68) was appointed a Director of the Company on October 31, 1991. From 1978 to 1982, Mr. Caley served as President of Wilson Sporting Goods Co., a division of PepsiCo Inc., and Chairman of the Board and Chief Executive Officer of North American Van Lines. From 1971 to 1978, Mr. Caley served as President of the PepsiCo Transportation Division. Mr. Caley retired in 1982, although from May 15, 1989 to November 15, 1989, Mr. Caley served as President, Chief Operating Officer and director of HEM Pharmaceuticals.

                          APPOINTMENT OF NEW DIRECTORS

     As previously disclosed, the Company has stated that a majority of the tendering holders of the Company's 8.5% Convertible Subordinated Debentures due March 31, 2007 (the "Debentures") willing to participate in the selection would be entitled to nominate two qualified persons reasonably acceptable to the Company to serve on the Board of Directors of the Company. The former Debentureholders are currently engaged in a nomination selection process, following the conclusion of which the Board of Directors intends to appoint as directors the two most highly ranked persons selected by the former Debentureholders who the Board of Directors determines to be qualified and reasonably acceptable to it. Those persons will be appointed to fill two (2) currently vacant Class II directorships on the Board. One Class II directorship vacancy was created by the resignation of Kenneth R. Norton as a director of the Company on October 31, 1994. Mr. Norton informed the Board of Directors that he was resigning to devote more time to the business of PST Vans, Inc., where he serves as Chairman and Chief Executive Officer. The other Class II vacancy was created by the resignation, effective March 20, 1995, of Charles A. Lynch, the Company's former Chairman of the Board. Mr. Lynch resigned from the Board to devote more time to his other businesses. Additionally, there also exists a vacant Class III directorship on the Board. On March 30, 1995, Thomas F. Meagher resigned from the Company's Board of Directors in order to re-join the board of directors of TransWorld Airlines, Inc. In accordance with the Company's Bylaws, vacancies on the Board may be filled by a majority vote of the directors then in office.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The following discussion of meetings of the Board of Directors or the committees thereof relates solely to meetings occurring during the period from January 1, 1994 through December 31, 1994.

     The Company has the following standing committees of the Board of Directors, whose present members are identified below:

     Messrs. Caley, Lentzsch and Plaskett serve as members of the Executive Committee. During the fiscal year ended December 31, 1994, this committee met twice. The Executive Committee possesses the powers and discharges the duties of the Board of Directors during interim periods between meetings of the full Board of Directors.

     Messrs. Osborne and Plaskett serve as members of the Audit Committee. During the fiscal year ended December 31, 1994, this committee met five (5) times. The Audit Committee is responsible for determining that appropriate procedures exist and are observed relating to financial reporting and disclosure and that required accounting practices, policies and procedures and internal control systems are established and adhered to in the preparation of the Company's financial reports and financial disclosures. The Audit Committee also is responsible for recommending to the Board of Directors the independent public accountants to be engaged by the Company.

     Messrs. Caley, Osborne and Abramson serve as members of the Compensation Committee. During the fiscal year ended December 31, 1994, this committee met eight (8) times. The Compensation Committee is responsible for reviewing all compensation related matters requiring approval of the full Board of Directors, including the compensation of the executive officers of the Company, and making recommendations to the Board of Directors on such matters. The Compensation Committee is authorized to retain a compensation consultant to advise the Compensation Committee on the compensation arrangements for the senior management of the Company.

     Messrs. Abramson, Osborne, Lentzsch and Plaskett serve as members of the Finance Committee. During the fiscal year ended December 31, 1994, this committee met four (4) times. The Finance Committee is responsible for monitoring the financial affairs of the Company, including evaluating financial decisions being considered by management and the adequacy of, or the need for, additional capital resources, and advising the Board of Directors as to such matters.

     Messrs. Caley and Abramson serve as members of the Nominating Committee. The Nominating Committee met four (4) times during the fiscal year ended December 31, 1994. The Nominating Committee is responsible for nominating candidates to serve as directors of the Company.

     Messrs. Osborne, Plaskett and Lentzsch serve as members of the Strategic Planning Committee, which met once during 1994.

     During the fiscal year ended December 31, 1994, the Board of Directors met, telephonically or in person, sixteen (16) times. No member of the Board of Directors attended less than 75% of the total number of meetings held by the Board of Directors and the committees on which the director served.

     The Board of Directors' intent is to modify committee assignments and chairmanships periodically.

STOCKHOLDER NOMINATION OF DIRECTOR CANDIDATES

     The Bylaws of the Company provide that any stockholder of record who is entitled to vote for the election of directors at a meeting called for that purpose may nominate persons for election to the Board of Directors subject to the following notice requirements:

     A stockholder desiring to nominate a person for election to the Board of Directors must send a written notice to the Secretary of the Company setting forth (i) as to each person who the stockholder proposes to nominate, all information required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to the stockholder giving the notice, (A) the name and address of such stockholder as it appears on the Company's books, and (B) the class and number of shares of the Company that are owned of record and beneficially by such stockholder; and (iii) as to the beneficial owner, if any, on whose behalf the nomination is made (A) the name and address of that person, and (B) the class and number of shares of the Company that are owned beneficially by such person.

     Pursuant to the Company's Bylaws, to be timely, notice of persons to be nominated by a stockholder as a director at an annual or a special meeting of the Board of Directors must be delivered to or mailed and received at the principal executive offices of the Company (i) in the case of an annual meeting, not more than 90 days nor less than 60 days before the first anniversary of the preceding year's meeting (any time from March 1, 1996, to and including April 1, 1996 with respect to the 1996 annual meeting), or (ii) in the event that the date of the annual meeting is changed by more than 30 days from such anniversary date and in the case of a special meeting, notice must be received not later than the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting was made or on which public disclosure of the meeting date was made. The obligation of stockholders to comply with the foregoing Bylaw provision is in addition to the requirements of the proxy rules if the stockholder intends to solicit proxies in favor of the election of the nominee(s).

                                 PROPOSAL NO. 2

                APPROVAL OF 1995 LONG TERM STOCK INCENTIVE PLAN

PROPOSAL

     The 1995 Long Term Stock Incentive Plan (the "1995 Stock Incentive Plan") was adopted by the Board of Directors on February 27, 1995. The Board has proposed that the Company's stockholders approve the 1995 Stock Incentive Plan. As of March 31, 1995, options to purchase approximately 162,210 shares of Common Stock remained available to be granted under the Greyhound Lines, Inc. 1991 Management Stock Option Plan (the "1991 Stock Option Plan") and the Greyhound Lines, Inc. 1993 Management Stock Option Plan (the "1993 Stock Option Plan"). Additionally, of the 3,363,636 shares of Common Stock originally available under the 1991 and 1993 Stock Option Plans, 245,557 option shares granted and outstanding as of March 31, 1995 have an exercise price in excess of $10 per share. The Board of Directors believes that the remaining number of options available under the 1991 and 1993 Stock Option Plans is likely to be exhausted in the near-term and is reviewing its option programs to determine if additional grants should be made. Accordingly, because the Board of Directors believes that employee and consultant stock ownership is important to the long-term performance of the Company and endorses the use of stock options and other stock-related awards to attract, retain and motivate management employees and consultants, the Board of Directors has concluded that it is appropriate to increase the number of shares of stock available to be granted under the Company's stock option and incentive plans and to provide additional types of incentives to such employees and consultants.

PURPOSE, DURATION, AMENDMENT AND TERMINATION

     The 1995 Stock Incentive Plan is designed to attract and retain capable employees and consultants and to provide them with long term incentives to continue their services to the Company, to maximize the value of the Company to its stockholders and to permit them to acquire a continuing ownership interest in the Company. No award of a stock option ("Option"), a right to purchase restricted stock ("Restricted Stock Award"), a stock appreciation right ("Stock Appreciation Right"), a performance unit ("Performance Unit") or grant of shares of unrestricted stock ("Unrestricted Stock" and, collectively with all Options, Restricted Stock Awards, Stock Appreciation Rights and Performance Units, an "Award"), may be granted under the 1995 Stock Incentive Plan after February 27, 2005. The Board of Directors may at any time terminate the 1995 Stock Incentive Plan, or make such amendment to the 1995 Stock Incentive Plan as it may deem advisable. However, no amendment will be effective without the approval of the stockholders of the Company if it were to: materially increase the benefits accruing to participants under the 1995 Stock Incentive Plan; materially increase the number of shares of Common Stock which may be issued under the 1995 Stock Incentive Plan; or materially modify the requirements as to eligibility for participation in the 1995 Stock Incentive Plan. No amendment or termination of the 1995 Stock Incentive Plan may materially alter or impair the rights of a person to whom an Award was granted (a "Grantee"), under any Award made before the adoption of such amendment or termination by the Board of Directors, without the written consent of such Grantee.

ADMINISTRATION

     The 1995 Stock Incentive Plan will be administered by a committee of the Board of Directors consisting of two or more directors, each of whom is a "disinterested person" as described in Rule 16b-3 and is an "outside director" as described in Code Section 162(m) of the Internal Revenue Code (the "Code") and the regulations thereunder (the "Committee"). Unless the Board of Directors designates another of its committees to administer the 1995 Stock Incentive Plan, the 1995 Stock Incentive Plan will be administered by a committee consisting of those members of the Compensation Committee who are qualified, but, if the Compensation Committee is abolished or its membership does not contain two persons who are qualified, the Board of Directors will either reconstitute the Compensation Committee or create another committee that complies with these requirements to administer the 1995 Stock Incentive Plan. The Committee may be referred to as the Stock Option Committee. Subject to the express provisions of the 1995 Stock Incentive Plan

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and in addition to the powers granted by other sections of the 1995 Stock
Incentive Plan, the Committee has the authority, in its discretion, to: determine the participants, grant Awards and determine their timing, pricing and amount; define, prescribe, amend and rescind rules, regulations, procedures, terms and conditions relating to the 1995 Stock Incentive Plan; make all other determinations necessary or advisable for administering the 1995 Stock Incentive Plan, including, but not limited to, interpreting the 1995 Stock Incentive Plan, correcting defects, reconciling inconsistencies and resolving ambiguities; and reviewing and resolving all claims.

COMMON STOCK

     The aggregate number of shares of Common Stock in respect of which Awards may be granted under the 1995 Stock Incentive Plan may not exceed 4,000,000, of which no more than 600,000 may be shares of Restricted Stock or Unrestricted Stock. This number and the terms of any Award will be adjusted proportionately if the shares of Common Stock are split, combined or altered by a share dividend or a recapitalization, merger, consolidation or exchange of shares or other corporate event. If any Award granted under the 1995 Stock Incentive Plan is canceled, terminates or expires for any reason without having been exercised in full, or if Stock Appreciation Rights are exercised for cash, or if Performance Units are paid in cash, the shares of Common Stock related to the unexercised portion of the Award or to the portion of a Stock Appreciation Right exercised for, or the portion of a Performance Unit paid in, cash, may be used again. If any shares awarded under the 1995 Stock Incentive Plan are forfeited for any reason, the shares may be used again for the purposes of the 1995 Stock Incentive Plan. If any unexpired Option is canceled in connection with the exercise of a Stock Appreciation Right that is granted in tandem with such Option and is payable in shares of Common Stock, shares covered by the canceled Option shall not again become available for the granting of Awards. Except as otherwise determined by the Board of Directors, the shares of Common Stock issued under the 1995 Stock Incentive Plan will be authorized but unissued shares. However, shares which are to be delivered under the 1995 Stock Incentive Plan may be obtained by the Company from its treasury, by purchases on the open market or from private sources. The proceeds of the exercise of any Award will be general corporate funds of the Company.

EMPLOYEE STOCK OPTIONS

     Only employees who are not members of the Committee are eligible to receive Options under the 1995 Stock Incentive Plan. On March 31, 1995, the Company had approximately 10,100 employees. The Committee will determine which eligible employees will be granted Options, the number of shares of Common Stock for which the Options may be exercised, the times when they will receive them and the terms and conditions of individual Option grants (which need not be identical). The Committee will determine the exercise price of each Option at the time that it is granted, but in no event will the exercise price of an Option be less than the fair market value of a share of Common Stock on the date of grant, which is the average high and low prices of the Common Stock on the securities exchange on which it is listed. On March 31, 1995, the high and low prices of a share of Common Stock on the American Stock Exchange were $2.375 and $2.25. A person to whom the Company is offering employment may be granted an Option under the Plan, but any such grant shall lapse if the person does not subsequently become an employee pursuant to such offer.

     The Committee will determine the term during which an Option granted to an employee is exercisable at the time that it is granted, but no Option will be exercisable after 10 years from the date of grant. Unless the Committee determines otherwise at the time an Option is granted, each Option will vest and first become exercisable as to 25% of the shares of Common Stock originally subject to the Option on each of the first four anniversaries of the date of grant provided the Participant has been an employee continuously during the time beginning on the date of grant and ending on the date when such portion of the Option first becomes exercisable. Unless the Committee determines otherwise at the time an Option is granted, each Option will lapse and cease to be exercisable upon the earliest of the expiration of 10 years from the date of grant, six months after the Participant ceases to be an employee because of death or disability, 30 days after the Participant's employment with the Company is terminated by the Company without cause, or immediately

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upon termination by the Company of the Participant's employment for cause or by the Participant's resignation.

     Notwithstanding the terms of any Option, all Options that have not previously been exercised nor lapsed and ceased to be exercisable, will fully vest and become exercisable upon the occurrence of any Change in Control. A "Change in Control" includes (a) the acquisition, directly or indirectly, by a person (other than the Company or an employee benefit plan established by the Board of Directors) of beneficial ownership of 30% or more of the Company's securities with voting power in the next meeting to elect the directors; (b) a majority of the directors elected at any meeting of the holders of the Company's voting securities who are persons who were not nominated by the Company's then current Board of Directors or an authorized committee thereof; (c) the approval by the stockholders of the Company of a merger or consolidation with another person, other than a merger or consolidation in which the holders of the Company's voting securities issued and outstanding immediately before such merger or consolidation continue to hold voting securities in the surviving or resulting corporation (in the same relative proportions to each other as existed before such event) comprising 80% or more of the voting power for all purposes of the surviving or resulting corporation; or (d) the approval by the stockholders of the Company of a transfer of substantially all of the assets of the Company to another person other than a transfer to a transferee, 80% or more of the voting power of which is owned or controlled by the Company or by the holders of the Company's voting securities issued and outstanding immediately before such transfer in the same relative proportions to each other as existed before such event.

     The Committee will determine whether an Option is an incentive stock option or a nonqualified option (as such terms are defined in the Code, see "Taxation") at the time that it is granted; and, if no express determination is made by the Committee, all Options granted shall be nonqualified options. The aggregate fair market value of the shares of Common Stock, determined as of the time the Option is granted, which first become exercisable under all incentive stock options granted to an employee may not exceed $100,000 during any calendar year and, if that limit would be exceeded by the terms of any incentive stock option, the exercisability of a portion of such Option will be deferred, but the Committee may, in its sole discretion, waive such deferral. No 10% stockholder will be granted an incentive stock option, unless the exercise price thereof is at least 110% of the fair market value and the Option is not exercisable after five years.

     The Committee may, in its sole discretion, and upon such terms and conditions as it shall determine at or after the date of grant, permit the exercise price of an Option to be paid in cash, by the tender to the Company of shares of Common Stock owned by the Grantee or by a combination thereof. If the Committee does not make such determination, the exercise price must be paid in cash, by certified or cashier's check, or by wire transfer. Shares of Common Stock may not be delivered to the Company as payment for the exercise of an Option if such shares have been owned by the Grantee (together with his or her decedent or testator) for less than six months or if such shares were acquired upon the exercise of an incentive stock option and their disposition would be taxable.

CONSULTANT STOCK OPTIONS

     Only consultants are eligible to receive Options under the 1995 Stock Incentive Plan. On March 31, 1995, the Company had fewer than 10 consultants. The Committee will determine which eligible consultants will be granted Options, the number of shares of Common Stock for which the Options may be exercised, the times when they will receive them and the terms and conditions of individual Option grants (which need not be identical). The Committee will determine the exercise price of each Option at the time that it is granted, but in no event will the exercise price of an Option be less than the fair market value of a share of Common Stock on the date of grant, which is the average high and low closing prices of the Common Stock on the securities exchange on which it is listed. On March 31, 1995, the high and low closing prices of a share of Common Stock on the American Stock Exchange were $2.375 and $2.25.

     The Committee will determine the term during which an Option granted to a consultant is exercisable at the time that it is granted, but no Option will be exercisable after 10 years from the date of grant. Unless the Committee determines otherwise at the time an Option is granted, each Option granted to a consultant will vest and first become exercisable as to 25% of the shares of Common Stock originally subject to the Option on

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each of the first four anniversaries of the date of grant provided the consulting relationship has not been terminated either (a) by the consultant's death or disability, (b) by the Company for cause, or (c) by the consultant's resignation on or before the date when such portion of the Option vests and first becomes exercisable. Unless the Committee determines otherwise at the time an Option is granted, each Option granted to a consultant will lapse and cease to be exercisable upon the earliest of the expiration of 10 years from the date of grant, six months after the consultant ceases to be a consultant because of death or disability, or immediately upon termination of the consultant's consulting relation with the Company for cause or by the consultant's resignation (but not upon termination of the consulting relationship by reason of successful completion of the consulting project).

     Notwithstanding the terms of any Option, all Options that have not previously been exercised, nor lapsed and ceased to be exercisable, will vest fully and become exercisable upon the occurrence of any Change in Control. An Option granted to a consultant will be a nonqualified option (as such term is defined in the Code, see "Taxation") at the time that it is granted.

     The Committee may, in its sole discretion, and upon such terms and conditions as it shall determine at or after the date of grant, permit the exercise price of an Option to be paid in cash, by the tender to the Company of shares of Common Stock owned by the Grantee or by a combination thereof. If the Committee does not make such determination, the exercise price must be paid in cash, by certified or cashier's check or by wire transfer. Shares of Common Stock may not be delivered to the Company as payment for the exercise of an Option by a consultant if such shares have been owned by the Grantee (together with his or her decedent or testator) for less than six months or if such shares were acquired upon the exercise of an incentive stock option and their disposition would be taxable.

RESTRICTED STOCK AWARDS

     Only employees who are not members of the Committee and who have been selected by the Committee are eligible to purchase Restricted Stock under the 1995 Stock Incentive Plan. The Company had approximately 10,100 employees on March 31, 1995. The Committee determines which employees may purchase Restricted Stock, the number of shares of Restricted Stock each Grantee may purchase, the times when they may purchase Restricted Stock and the performance goals, if any (see "Performance Goals"), and the vesting and forfeiture provisions in the Restricted Stock Purchase Agreement. Notwithstanding the terms of any Restricted Stock Award, all shares of Restricted Stock that have not previously been forfeited shall vest and become transferable upon the occurrence of any Change in Control.

     Each Grantee must enter into a Restricted Stock Purchase Agreement under which the Grantee purchases a number of shares of Restricted Stock for a purchase price, which may be less than the market value of a share of Common Stock but not less than the par value thereof ($.01 per share). The Grantee may not transfer or sell any shares of the Restricted Stock unless and until they vest. Generally, the Grantee will forfeit any portion of the Restricted Stock that has not vested (and the Company will refund the purchase price paid) on the earliest of six months after the termination of employment by reason of death or disability, 30 days after the termination of employment by the Company without cause, upon termination of employment by the Company for cause or if the Grantee resigns, or on the expiration of the term of the Restricted Stock Purchase Agreement, which may not be more than 10 years after the date of the Restricted Stock Purchase Agreement. A portion of the Restricted Stock that has not previously been forfeited shall vest and become transferable if and when the vesting conditions established in the Restricted Stock Purchase Agreement are met. Such conditions may, but need not, include a preestablished performance goal that satisfies the requirements of Section 162(m) of the Code and the regulations thereunder (see "Performance Goals"). Except for these restrictions on transfer and possibilities of forfeiture, the Grantee has all other rights with respect to the Restricted Stock, including the right to vote such shares or receive cash dividends.

STOCK APPRECIATION RIGHTS

     Only employees who are not members of the Committee are eligible to receive Stock Appreciation Rights under this provision. The Company had approximately 10,100 employees on March 31, 1995. The

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Committee determines which employees receive Stock Appreciation Rights, the times when they receive them, the number of shares of Common Stock to which each Stock Appreciation Right relates, whether or not a Stock Appreciation Right is to be granted in tandem with an Option, and the terms and conditions of individual Stock Appreciation Right grants. A Stock Appreciation Right may be granted in tandem with an Option, either at the time of grant or at any time thereafter during the term of the Option, or may be granted unrelated to an Option.

     The Committee will determine the exercise price of each Stock Appreciation Right at the time of the granting of the Stock Appreciation Right, but in no event may the exercise price be less than the fair market value of a share of Common Stock on the date of grant, which is the average high and low prices of the Common Stock on the securities exchange on which it is listed. On March 31, 1995, the high and low prices of a share of Common Stock on the American Stock Exchange were $2.375 and $2.25. The exercise price of a Stock Appreciation Right granted in tandem with an Option is the exercise price of the Option. If no express determination of the exercise price of a Stock Appreciation Right not granted in tandem with an Option is made by the Committee, the exercise price thereof is equal to the fair market value of a share of Common Stock on the date of grant.

     The Committee determines the term during which a Stock Appreciation Right is exercisable, but no Stock Appreciation Right may be exercised after the expiration of 10 years from the date of grant. Except as otherwise provided by the Committee at the time it is granted, a Stock Appreciation Right tandem to an Option will be exercisable at such times as, and only to the extent that, the related Option is exercisable. If no express determination of the times when Stock Appreciation Rights not granted in tandem with an Option are exercisable is made by the Committee, (a) each Stock Appreciation Right vests and first becomes exercisable as to 25% of the shares of Common Stock subject to such Stock Appreciation Right on each of the first four anniversaries of the date of grant provided the Participant has been an employee continuously during the time beginning on the date of grant and ending on the date when a portion of such Stock Appreciation Right first becomes exercisable; and (b) each Stock Appreciation Right lapses and ceases to be exercisable upon the earliest of (i) the expiration of 10 years from the date of grant, (ii) six months after the Participant ceases to be an employee because of death or disability, (iii) 30 days after a termination by the Company without cause of the Participant's employment or (iv) immediately upon termination by the Company of the Participant's employment for cause or upon the Participant's resignation. All Stock Appreciation Rights fully vest and become exercisable upon the occurrence of a Change in Control.

     The exercise of a Stock Appreciation Right tandem to an Option shall cancel the related Option with respect to the number of shares of Common Stock as to which such Stock Appreciation Right is exercised. The exercise of an Option granted in tandem with a Stock Appreciation Right shall cancel the related Stock Appreciation Right with respect to the number of shares of Common Stock as to which such Option is exercised.

     A Stock Appreciation Right will entitle the Grantee, upon exercise of the Stock Appreciation Right, to receive payment of any amount equal to the excess of the fair market value of a share of Common Stock on the date of exercise of such Stock Appreciation Right over the exercise price thereof, multiplied by the number of shares of Common Stock as to which such Stock Appreciation Right has been exercised. Payment to the Grantee of the amount realized upon exercise of a Stock Appreciation Right may be made, in the sole discretion of the Committee, unless otherwise provided in the grant thereof, in cash, whole shares of Common Stock valued at the fair market value of a share of Common Stock on the date of exercise of the Stock Appreciation Right or a combination thereof.

PERFORMANCE UNITS

     Only employees who are not members of the Committee are eligible to receive Performance Units under the 1995 Stock Incentive Plan. On March 31, 1995, the Company had approximately 10,100 employees. The Committee shall determine which eligible employees shall receive Performance Units, the times when they shall receive them, the number of Shares to which each Performance Unit relates, if any, and the terms and conditions of individual Performance Unit grants (which need not be identical). The Committee shall

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determine the base price of each Performance Unit at the time of the granting of the Performance Unit, which may not be negative. If no express determination of the base price of a Performance Unit is made by the Committee, the base price thereof shall equal zero dollars.

     Subject to the rule set forth below, the Committee shall set performance goals to be met over a Performance Period (see "Performance Goals") and shall determine any vesting provisions. No such Performance Unit shall mature after the expiration of ten years from the date of grant. If no express determination of the times when a Performance Unit vests and matures is made by the Committee, each Performance Unit shall vest and mature on the earlier of (a) the fifth anniversary of the date of grant or (b) the date the Participant ceases to be an employee because of death or disability, provided, in either case, that the Performance Units have not previously lapsed or matured and that the Participant has been an employee continuously during the time beginning on the date of grant and ending on the date of maturity. If the employment of a Participant is terminated by reason of death or disability or retirement during a Performance Period, the Participant shall receive a prorated payout of the Performance Units. The prorated payout shall be determined by the Committee, in its sole discretion, shall be based upon the length of time that the Participant held the Performance Units during the Performance Period, and shall further be adjusted based on the achievement of the preestablished performance goals. Payment of such Performance Units shall be made at the same time as payments are made to Participants who did not terminate employment during the applicable Performance Period.

     Notwithstanding the terms of any Performance Unit, all Performance Units which have not previously lapsed or matured shall mature upon the occurrence of a Change in Control. The number of shares as to which a Performance Unit maturing upon a Change in Control is paid shall be reduced by the ratio between the number of full calendar months elapsed between the date of grant and the date of the Change in Control and the total number of calendar months which would have elapsed between the date of grant and the original maturity date in the absence of death or disability.

     The Committee will determine the amount or formula for determining the amount to be paid out on the Performance Unit at the end of the Performance Period subject to the limitations set forth below (See "Provisions Applicable to all Types of Awards"). Payment to the Grantee of the amount realized at the end of the Performance Period may be made, in the sole discretion of the Committee unless otherwise provided in the grant thereof, in cash, whole shares of Common Stock valued at the fair market value of a share of Common Stock on the date of maturity of the Performance Unit, or a combination thereof. If a Performance Unit is payable in shares of Common Stock and the amount payable results in a fractional share, no fractional share may be issued, nor may any cash payment be made in lieu of such fractional share. At the sole discretion of the Committee, Participants may be granted the right to receive amounts equal to or formulated in relation to dividends declared with respect to that number of shares which have been earned but not yet distributed under any Performance Unit (such dividends may be, in the discretion of the Committee, subject to the same accrual, forfeiture, and payout restrictions as may apply to dividends earned with respect to shares of Restricted Stock, if any).

UNRESTRICTED STOCK

     The Committee shall determine which eligible employees will receive Unrestricted Stock, the number of shares of Unrestricted Stock each eligible employee will receive, the times when each eligible employee shall receive Unrestricted Stock, and the terms and conditions of individual Unrestricted Stock Awards (which need not be identical). Promptly after the Award of Unrestricted Stock, the Company shall issue to the Grantee a certificate representing the shares received thereunder. The Committee shall grant Awards of Unrestricted Stock in consideration for services rendered by the Participant which are deemed by the Committee to have a value to the Company in excess of the par value of the shares so awarded.

PERFORMANCE GOALS

     The Committee may, in its sole discretion, establish performance goals as preconditions to the vesting of Awards of Restricted Stock and the payment of Awards of Performance Units. Performance goals may be

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based on one or more business criteria that apply to the individual Participant, a business unit or the Company as a whole. Such business criteria may include one or a combination of the following: stock price, total shareholder return, earnings per share or return on equity. Other business criteria may be statistics relating to economic performance including revenue, operating expenses, or earnings before interest, taxes, depreciation and amortization.

PROVISIONS APPLICABLE TO ALL TYPES OF AWARDS

     The maximum number of shares of Common Stock with respect to which Awards may be granted during any fiscal year of the Company to any employee shall be 500,000. In addition, the maximum aggregate cash payout granted to any Grantee in any fiscal year of the Company with respect to such Grantee's Performance Units or receipt of Restricted Stock shall not exceed $1,000,000. The Committee may grant Awards having terms and conditions which vary from those specified in the 1995 Stock Incentive Plan if such Awards are granted in substitution for, or in connection with the assumption of, existing options granted by another business entity and assumed or otherwise agreed to be provided for by the Company pursuant to a transaction involving a merger or consolidation of or acquisition of substantially all of the assets or stock of another business entity that is not a subsidiary of the Company prior to such acquisition.

DISABILITY

     If a Grantee who is an employee with the Company is absent from work with the Company because of a physical or mental disability, such Grantee will not be considered to have ended employment with the Company for purposes of the 1995 Stock Incentive Plan, while the Grantee has that disability, unless the Grantee resigns or the Committee decides otherwise.

TRANSFER RESTRICTIONS

     No Award or other benefit under the 1995 Stock Incentive Plan may be sold, pledged or otherwise transferred other than by will or the laws of descent and distribution, and no Award may be exercised during the life of the Grantee to whom it was granted except by such Grantee.

TAXATION

     GRANTEES SHOULD CONSULT THEIR INDIVIDUAL TAX ADVISERS BEFORE THE MATURITY OR EXERCISE OF ANY AWARD OR THE DISPOSITION OF ANY SHARES ACQUIRED ON THE EXERCISE OF AN AWARD.

     Grantees are not taxed on the grant or exercise of an incentive stock option. The difference between the exercise price of an incentive stock option and the fair market value of a share of Common Stock received upon the exercise of an incentive stock option may be subject to the federal alternative minimum tax. If a Grantee exercises an incentive stock option and disposes of any of the shares of Common Stock received by such Grantee as a result of such exercise within two years from the date of grant or within one year after the issuance of such shares to such Grantee, the Company will receive a tax deduction and the Grantee will be taxed, as ordinary compensation income, on the lesser of the gain on sale or the difference between the exercise price and the fair market value of a share at the time of exercise; and the Grantee must pay or provide for the withholding taxes on such ordinary income. The Grantee will also have a capital gain to the extent that the sale price exceeds the fair market value on the date of exercise. If the shares are not sold by the Grantee before the end of those periods, the Grantee will have a capital gain or capital loss upon sale of the shares to the extent that the sale price differs from the exercise price. No tax effect will result to the Company by reason of the grant or exercise of incentive stock options, or upon the disposition of shares after expiration of two years from the date of grant or one year from the date of exercise.

     Nonqualified Options and Stock Appreciation Rights are not taxed upon grant. The Grantee is taxed, as ordinary compensation income, on the exercise of such an Award. The exercise of a nonqualified Option requires the Grantee to realize ordinary income to the extent that the fair market value of the shares purchased on the date of exercise exceeds the exercise price. The Grantee's basis for determining capital gain

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

or capital loss upon sale of the shares is the higher of their fair market value on the date of exercise and the exercise price. Stock Appreciation Rights are taxable to the Grantee as ordinary income at the time of exercise. The Company is entitled to a deduction equal to the ordinary compensation income realized by the Grantee upon the exercise of nonqualified Options or Stock Appreciation Rights.

     Shares of Restricted Stock are not taxed upon purchase. The Grantee will be taxed, as having received ordinary compensation income, on the vesting of shares of Restricted Stock. Such vesting requires the Grantee to realize ordinary income to the extent that the fair market value of the vested shares exceeds the amount paid for such shares. The Grantee's basis for determining capital gain or capital loss upon the sale or exchange of vested shares of Restricted Stock is the higher of the fair market value of shares on the date of vesting or the purchase price thereof. The Company will be entitled to a deduction equal to the ordinary income realized by the Grantee upon the vesting of shares of Restricted Stock.

     Performance Units are not taxed upon grant. The Grantee will be taxed, as having received ordinary compensation income, upon the maturity and payment of the Performance Units. The amount of income realized by the Grantee will be the amount of cash paid to the Grantee upon the maturity of the Performance Unit plus the fair market value of the shares delivered to the Grantee. The Grantee's basis for determining capital gain or capital loss upon the sale or exchange of any shares delivered as a consequence of the maturity of a Performance Unit will be the fair market value of such shares on the date of maturity. The Company will be entitled to a deduction equal to the ordinary income realized by the Grantee upon the maturity of the Performance Units.

     Unrestricted Stock Awards are taxable upon grant. The Grantee will be taxed as having received ordinary compensation income upon grant. The Grantee will realize ordinary income to the extent of the fair market value of the shares of Unrestricted Stock received by the Grantee. The Grantee's basis for determining capital gain or capital loss upon the subsequent sale or exchange of shares of Unrestricted Stock is the fair market value of the shares on the date of grant. The Company will be entitled to a deduction equal to the ordinary income realized by the Grantee upon the grant of shares of Unrestricted Stock.

     Awards of Options and Stock Appreciation Rights are intended to be performance-based compensation that will comply with the requirements of Code
Section 162(m) and the regulations thereunder. Awards of Restricted Stock and Performance Units are intended to be performance based compensation, if the Committee establishes performance goals as described above and otherwise complies with the requirements of Code Section 162(m) and the regulations thereunder concerning the grant and payment of such Awards. If the 1995 Stock Incentive Plan complies with such law and regulations and the 1995 Stock Incentive Plan continues to be in compliance, amounts deductible by the Company upon the payment of Awards which qualify as performance-based compensation will not be limited by the cap on the deductibility of compensation paid to certain executive officers of public corporations which exceeds $1,000,000. Because
Section 162(m) is a new provision of the Code, the regulations thereunder have not been finalized, and compliance may depend upon factors, such as relationships between the Company and the members of the Compensation Committee and periodic reauthorization of the 1995 Stock Incentive Plan by the stockholders, which are presently unforeseeable, no assurance can be given that the Company will remain in compliance with these rules or that non-compliance will not cause amounts payable under the 1995 Stock Incentive Plan to become non-deductible.

1995 STOCK INCENTIVE PLAN BENEFITS

     The following table sets forth the number of shares of Common Stock that will be received under the 1995 Stock Incentive Plan by (a) each of the Named Executive Officers; (b) the current executive officers of the Company as a group; (c) the current directors of the Company who are not executive officers, as a group; and (d) all employees of the Company, including all current officers of the Company who are not executive officers of the Company, as a group, to the extent such Awards are determinable.

                                                                                      STOCK
                                EMPLOYEES'       CONSULTANT       RESTRICTED      APPRECIATION      PERFORMANCE     UNRESTRICTED
                              OPTIONS NUMBER   OPTIONS NUMBER   STOCK NUMBER OF   RIGHTS NUMBER   UNITS NUMBER OF  STOCK NUMBER OF
      NAME AND POSITION          OF SHARES        OF SHARES         SHARES          OF SHARES         SHARES           SHARES
- ----------------------------- ---------------  ---------------  ---------------  ---------------  ---------------  ---------------
Craig R. Lentzsch............       (a)        Not applicable         (a)              (a)              (a)              (a)
  President/Chief Executive
  Officer
Thomas G. Plaskett........... Not applicable   Not applicable   Not applicable   Not applicable   Not applicable   Not applicable
  Former Interim President/
  Chief Executive Officer
Frank J. Schmieder........... Not applicable   Not applicable   Not applicable   Not applicable   Not applicable   Not applicable
  Former President/Chief
  Executive Officer
Bradley T. Harslem...........       (a)        Not applicable         (a)              (a)              (a)              (a)
  Vice
  President -- Information
  Services and Chief
  Information Officer
J. Floyd Holland.............       (a)        Not applicable         (a)              (a)              (a)              (a)
  Senior Vice President --
  Operations
Daniel R. Weston.............       (a)        Not applicable         (a)              (a)              (a)              (a)
  Vice President -- Human
  Resources
Ralph J. Borland.............       (a)        Not applicable         (a)              (a)              (a)              (a)
  Vice President -- Sales and
  Service
J. Michael Doyle............. Not applicable   Not applicable   Not applicable   Not applicable   Not applicable   Not applicable
  Former Executive Vice
  President -- Chief
  Financial Officer
George W. Hanthorn........... Not applicable   Not applicable   Not applicable   Not applicable   Not applicable   Not applicable
  Former Senior Vice
  President,
  General Counsel and
  Secretary
Executive Officer Group......       (a)        Not applicable         (a)              (a)              (a)              (a)
Non-Executive Director
  Group...................... Not applicable   Not applicable   Not applicable   Not applicable   Not applicable   Not applicable
Non-Executive Officer........       (a)        Not applicable         (a)              (a)              (a)              (a)
  Employee Group

- ---------------

(a) Grants of Awards to employees are discretionary with the Committee and are, therefore, not currently determinable. See "EXECUTIVE COMPENSATION" for certain information as to grants of Awards under other Company plans made in previous fiscal years.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the shares of Common Stock present, or represented, and entitled to vote at the Annual Meeting will be required to approve the 1995 Stock Incentive Plan (See "VOTING
REQUIREMENTS").

                              BOARD RECOMMENDATION

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE 1995 LONG TERM STOCK INCENTIVE PLAN.

                                 PROPOSAL NO. 3

                APPROVAL OF 1995 DIRECTORS' STOCK INCENTIVE PLAN

PROPOSAL

     The 1995 Directors' Stock Incentive Plan (the "1995 Directors' Incentive Plan") was adopted by the Board of Directors on February 27, 1995. The Board has proposed that the Company's stockholders approve the 1995 Directors' Incentive Plan. As of April 19, 1995, options to purchase approximately 16,190 shares of Common Stock remained available to be granted to Directors under the Company's 1993 Non-Employee Director Stock Option Plan (See, "EXECUTIVE
COMPENSATION -- Directors' Compensation"). The Board of Directors believes that the remaining number of options under the 1993 Plan is likely to be exhausted in the near-term (although no additional specific grants are under consideration by the Board of Directors). Accordingly, because the Board of Directors believes that director stock ownership is important to the long-term performance of the Company and endorses the use of stock options to attract, retain and motivate directors, the Board of Directors has concluded that it is appropriate to increase the number of shares of stock available to be granted under the Company's stock option and incentive plans.

PURPOSE, DURATION, AMENDMENT AND TERMINATION

     The 1995 Directors' Incentive Plan is designed to attract and retain capable directors and to provide them with long term incentives to continue their services to the Company, to maximize the value of the Company to its stockholders and to permit them to acquire a continuing ownership interest in the Company. No award of a stock option ("Option" or "Award"), may be granted under the 1995 Directors' Incentive Plan after February 27, 2005. The Board of Directors may at any time terminate the 1995 Directors' Incentive Plan, or make such amendment to the 1995 Directors' Incentive Plan as it may deem advisable. However, no amendment will be effective without the approval of the stockholders of the Company if it were to: materially increase the benefits accruing to participants under the 1995 Directors' Incentive Plan; materially increase the number of shares of Common Stock which may be issued under the 1995 Directors' Incentive Plan; or materially modify the requirements as to eligibility for participation in the 1995 Directors' Incentive Plan. No amendment or termination of the 1995 Directors' Incentive Plan may alter or impair the rights of a person to whom an Award was granted (a "Grantee"), under any Award made before the adoption of such amendment or termination by the Board of Directors, without the written consent of such Grantee. The provisions of the 1995 Directors' Incentive Plan setting forth the formulae that determine the exercise price of Options, the number of shares of Common Stock as to which they are exercisable, the times when they are granted and the persons who are participants may not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, or the rules thereunder.

COMMON STOCK

     The aggregate number of shares of Common Stock in respect of which Awards may be granted under the 1995 Directors' Incentive Plan may not exceed 300,000. This number and the terms of any Award will be adjusted proportionately if the shares of Common Stock are split, combined or altered by a share dividend or a recapitalization, merger, consolidation or exchange of shares or other corporate event. If any Award granted under the 1995 Directors' Incentive Plan is canceled, terminates or expires for any reason without having been exercised in full, the shares of Common Stock related to the unexercised portion of the Award may be used again. Except as otherwise determined by the Board of Directors, the shares of Common Stock issued under the 1995 Directors' Incentive Plan will be authorized but unissued shares. However, shares which are to be delivered under the 1995 Directors' Incentive Plan may be obtained by the Company from its treasury, by purchases on the open market or from private sources. The proceeds of the exercise of any Option will be general corporate funds of the Company.

DIRECTORS' OPTIONS

     Only directors who are not employees of the Company are eligible to receive Options under the 1995 Directors' Incentive Plan. On the date of each annual meeting of stockholders, beginning with the Annual Meeting, an Option on 20,000 shares of Common Stock will automatically be granted to each eligible person who is elected or re-elected as a director at such meeting. At the Annual Meeting, two directors, Thomas G. Plaskett and Frank L. Nageotte, will be eligible for an Option Award. On any date when a person is appointed as a director to fill a vacancy on the Board of Directors, an Option shall be automatically granted to such person on the number of Shares equal to 20,000 multiplied by a fraction, the numerator of which equals the number of whole calendar months remaining in the term for which such director is appointed at the date of such appointment and the denominator of which equals the number of whole calendar months of such term. Subject to approval of the 1995 Directors' Incentive Plan by stockholders at the Annual Meeting, Frank L. Nageotte will be entitled to an Option Award of 1,666 shares. Mr. Nageotte was appointed a Class I director of the Company in February 1995 for a term expiring at the Annual Meeting. The exercise price of Options grants will be the fair market value of a share of Common Stock on the date of grant, which is the average high and low prices of the Common Stock on the securities exchange on which it is listed. On March 31, 1995, the high and low prices of a share of Common Stock on the American Stock Exchange were $2.375 and $2.25.

     Each Option will vest and first become exercisable as to one-third of the shares originally subject to the Option on the date of each of the first three anniversaries of the date of grant, if the Participant is then a director; and each Option will lapse and cease to be exercisable upon the earliest of 10 years from the date of grant, six months after the Participant ceases to be a director because of death or disability, immediately if the Participant is removed from office for cause by action of the stockholders of the Company in accordance with the Bylaws of the Company and the General Corporation Law of the State of Delaware or if the Participant voluntarily terminates service on the Board of Directors without the consent of the Company, 5 years after the date on which the Participant terminates service (other than for death, disability, for cause or without consent) if, at the time of termination, the Participant has served at least a three-year term of office, or 30 days after the date on which the Participant terminates service (other than death, disability, for cause or without consent) if, at the time of termination, the Participant has not served at least a three-year term of office. Notwithstanding the foregoing, all Options that have not previously been exercised nor lapsed and ceased to be exercisable, will vest and become exercisable upon the occurrence of any Change in Control (see "Employee Stock Options" in Proposal No. 2).

DISABILITY

     If a Participant is absent from meetings of the Board of Directors because of a physical or mental disability, for purposes of the Plan, such Participant will not be considered to have ended service with the Board of Directors while the Participant has that disability, unless the Participant resigns or is not re-elected by the stockholders.

TRANSFER RESTRICTIONS

     No Award or other benefit under the 1995 Directors' Incentive Plan may be sold, pledged or otherwise transferred other than by will or the laws of descent and distribution; and no Award may be exercised during the life of the Grantee to whom it was granted except by such Grantee.

TAXATION

     GRANTEES SHOULD CONSULT THEIR INDIVIDUAL TAX ADVISERS BEFORE THE MATURITY OR EXERCISE OF ANY AWARD OR THE DISPOSITION OF ANY SHARES ACQUIRED ON THE EXERCISE OF AN AWARD.

     Options are not taxed upon grant. The Grantee is taxed, as ordinary income, on the exercise of such an Award. The exercise of a nonqualified Option requires the Grantee to realize ordinary income to the extent that the fair market value on the date of exercise exceeds the exercise price. The Grantee's basis for determining capital gain or capital loss upon sale of the shares is the higher of their fair market value on the date of exercise and the exercise price. The Company is entitled to a deduction equal to the ordinary income realized by the Grantee upon the exercise of nonqualified Options.

1995 DIRECTORS' INCENTIVE PLAN BENEFITS

     The following table sets forth the number of shares of Common Stock that will be received under the 1995 Directors' Incentive Plan by (a) each of the Named Executive Officers; (b) the current executive officers of the Company as a group; (c) each of the current directors of the Company who are not executive officers; (d) the current directors of the Company who are not executive officers, as a group; and (e) all employees of the Company, including all current officers of the Company who are not executive officers of the Company, as a group, to the extent such Awards are determinable.

                                                                              DIRECTORS'
                                                                               OPTIONS
                              NAME AND POSITION                            NUMBER OF SHARES
    ---------------------------------------------------------------------  ----------------
    Craig R. Lentzsch....................................................  Not applicable
      President/Chief Executive Officer
    Thomas G. Plaskett...................................................        (a)
      Former Interim President/Chief Executive Officer, Non-Executive
         Director
    Frank J. Schmieder...................................................  Not applicable
      Former President/Chief Executive Officer
    Bradley T. Harslem...................................................  Not applicable
      Vice President -- Information Services and
         Chief Information Officer
    J. Floyd Holland.....................................................  Not applicable
      Senior Vice President -- Operations
    Daniel R. Weston.....................................................  Not applicable
      Vice President -- Human Resources
    Ralph J. Borland.....................................................  Not applicable
      Vice President -- Sales and Service
    J. Michael Doyle.....................................................  Not applicable
      Former Executive Vice President --
         Chief Financial Officer
    George W. Hanthorn...................................................  Not applicable
      Former Senior Vice President,
         General Counsel and Secretary
    Herbert Abramson.....................................................        (a)
      Non-Executive Director
    Richard J. Caley.....................................................        (a)
      Non-Executive Director
    Frank L. Nageotte....................................................      (a)(b)
      Non-Executive Director
    Alfred E. Osborne, Jr................................................        (a)
      Non-Executive Director
    Executive Officer Group..............................................  Not applicable
    Non-Executive Director Group.........................................      (a)(b)
    Non-Executive Officer Employee Group.................................  Not applicable

- ---------------

(a) Each Non-Executive Director is eligible to receive grants of Options to purchase 20,000 shares of Common Stock at each annual meeting of stockholders where elected or re-elected as a director.

(b) Subject to stockholder approval of the 1995 Directors' Incentive Plan, Mr. Nageotte will be entitled to receive a grant of Options to purchase 1,666 shares of Common Stock in connection with his appointment to the Board of Directors on February 27, 1995.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the shares of Common Stock present, or represented, and entitled to vote at the Annual Meeting will be required to approve the 1995 Directors' Incentive Plan (See "VOTING REQUIREMENTS").

                              BOARD RECOMMENDATION

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE 1995 DIRECTORS' STOCK INCENTIVE PLAN.

                             EXECUTIVE COMPENSATION

COMPENSATION

     The following table sets forth all compensation, including bonuses, stock option awards and other payments, paid or accrued by the Company during each of the fiscal years ended December 31, 1994, 1993 and 1992, to or for the present and former Chief Executive Officers of the Company, the four other most highly compensated executive officers of the Company and two other former executive officers of the Company who would have been part of the four most highly compensated executive officers of the Company but for their termination of employment during 1994 (the Chief Executive Officer and such other officers collectively being the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                               LONG-TERM
                                                             ANNUAL COMPENSATION              COMPENSATION
                                                  -----------------------------------------      AWARDS
                                                                                  OTHER       ------------
                                                                                  ANNUAL       SECURITIES     ALL OTHER
                                                                                 COMPEN-       UNDERLYING      COMPEN-
        NAME AND PRINCIPAL POSITION        YEAR   SALARY($)(1)   BONUS($)(2)   SATION($)(3)    OPTIONS(#)    SATION($)(4)
- -----------------------------------------------   ------------   -----------   ------------   ------------   ------------
Craig R. Lentzsch(5)                       1994       45,096             0          --           400,000        350,000
President/Chief Executive                  1993            0             0          --                 0              0
Officer                                    1992            0             0          --                 0              0
Thomas G. Plaskett(6)                      1994      161,538             0          --            60,000              0
Former Interim President/                  1993            0             0          --                 0              0
Chief Executive Officer                    1992            0             0          --                 0              0
Frank J. Schmieder(7)                      1994      372,187             0          --                 0        710,854
Former President/Chief                     1993      526,161             0          --           301,000          8,955
Executive Officer                          1992      504,590       222,020          --           142,857          7,862
Bradley T. Harslem                         1994      141,831             0          --            55,000          1,642
Vice President -- Information              1993       10,141             0          --                 0              0
Services and Chief                         1992            0             0          --                 0              0
Information Officer
J. Floyd Holland                           1994      131,968             0      14,460            30,000          4,390
Senior Vice President --                   1993      117,833             0      13,635            61,500          3,894
Operations                                 1992      107,718        30,278          --            17,858          4,120
Daniel R. Weston                           1994      128,333             0          --            55,000         17,360
Vice President -- Human                    1993            0             0          --                 0              0
Resources                                  1992            0             0          --                 0              0
Ralph J. Borland                           1994      119,096             0          --            25,000          4,448
Vice President -- Sales                    1993      113,108             0          --            25,000          4,656
and Service                                1992      112,008        22,486          --             5,714          4,523
J. Michael Doyle(8)                        1994      279,013             0          --                 0          6,176
Former Executive Vice President --         1993      264,223             0          --           195,000          6,695
Chief Financial Officer                    1992      232,700        83,772          --           102,857          6,187
George W. Hanthorn(9)                      1994      150,311             0          --                 0          4,229
Former Senior Vice President,              1993      182,140             0          --            96,000          5,121
General Counsel and Secretary              1992      172,333        55,147          --            54,286          5,592

- ---------------

(1) Represents annual salary, including compensation deferred by the Named Executive Officer pursuant to the Company's 401(k) profit sharing plan.

(2) Represents annual bonus earned by the Named Executive Officer for the relevant fiscal year.

(3) Except with respect to Mr. Holland for 1994 and 1993, the dollar value of the perquisites and other personal benefits, securities or property paid to each Named Executive Officer did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus received by such Named Executive Officer. Of the total other annual compensation received by Mr. Holland in 1994 and 1993, $12,000 in each year consisted of a car allowance paid by the Company.

(4) For Mr. Lentzsch ($350,000) and Mr. Weston ($15,000) represents transition bonuses paid upon commencement of employment. For all other Named Executive Officers, amounts include accrued severance benefits, premiums paid by the Company for group term life insurance and contributions made by the Company to the Company's 401(k) profit sharing plan on behalf of the Named Executive Officer. During 1994, the Company paid $350,000 to Mr. Schmieder for severance benefits and accrued an additional $350,000 in severance benefits that were paid to Mr. Schmieder in 1995 (See "Severance

     Arrangements"). With the exception of severance paid or accrued for Mr. Schmieder and the bonuses paid to Mr. Lentzsch and Mr. Weston, the 1994 amounts include $1,872, $0, $1,200, $0, $1,200, $1,872 and $1,446 in 401(k)
     profit sharing plan contributions and $8,982, $1,642, $3,190, $2,360, $3,248, $4,304 and $2,783 in group term life insurance premiums for Messrs. Schmieder, Harslem, Holland, Weston, Borland, Doyle and Hanthorn, respectively.

(5) Mr. Lentzsch became President/Chief Executive Officer effective November 15, 1994.

(6) Mr. Plaskett served as Interim President/Chief Executive Officer from the time of Mr. Schmieder's resignation in August 1994 until November 14, 1994.

(7) Mr. Schmieder resigned as President/Chief Executive Officer on August 9,
     1994.

(8) Mr. Doyle served as Executive Vice President -- Operations of the Company until March 1994, when he became Executive Vice President, Chief Financial Officer and Chief Administrative Officer. Mr. Doyle resigned as Executive Vice President, Chief Financial Officer and Chief Administrative Officer on October 21, 1994. He remained an employee of the Company until January 31, 1995.

(9) Mr. Hanthorn resigned from the Company on October 14, 1994.

EMPLOYMENT CONTRACTS

     Craig R. Lentzsch. On October 19, 1994, the Board of Directors of the Company unanimously elected Craig R. Lentzsch as President and Chief Executive Officer of the Company. Mr. Lentzsch's term of office commenced on November 15, 1994. On November 22, 1994, the Board of Directors of the Company unanimously elected Mr. Lentzsch to the additional office of Chief Financial Officer. The terms of Mr. Lentzsch's compensation as set forth in his employment contract are as follows: Mr. Lentzsch is entitled to an annual base salary of $350,000, with a bonus for calendar year 1995 ranging from $175,000, which is guaranteed, to a bonus, based on performance, of up to $385,000. Thereafter, Mr. Lentzsch is entitled to receive an annual bonus in accordance with the Company's management incentive plan as in effect from time to time. Mr. Lentzsch also received a $350,000 transition bonus following execution of his employment contract. Mr. Lentzsch also received options to purchase up to 400,000 shares of Common Stock, with an exercise price of $2.0625 per share and a term of 10 years. Those options will vest 50% on October 18, 1995, with an additional 25% of the options vesting on each of October 18, 1996 and 1997. In the event that the Company terminates, or does not renew Mr. Lentzsch's employment without cause (as defined) or Mr. Lentzsch resigns for good reason (as defined), that portion of his options which would have vested on the immediately following anniversary date automatically will vest upon his termination. All unvested options automatically will vest upon a change of control (as defined). If the Company terminates, or does not renew, Mr. Lentzsch's employment without cause or Mr. Lentzsch resigns for good reason, on or before the ninetieth day prior to the first twelve months of his employment contract, the Company must pay Mr.
Lentzsch: (i) a lump sum payment equal to his then current, annualized base salary; and (ii) the applicable incentive bonus (as defined). If the Company terminates, or does not renew, Mr. Lentzsch's employment without cause or Mr. Lentzsch resigns for good reason after the first twelve months of his employment contract, the Company must pay Mr. Lentzsch a lump sum payment equal to two (2) times the sum of: (i) an amount equal to his then current, annualized base salary, and (ii) the greater of: (x) the applicable incentive bonus or (y) $100,000. However, Mr. Lentzsch's employment contract provides that if there is a change of control and within two years thereafter, Mr. Lentzsch's employment is terminated for any reason other than cause, death, disability or retirement, or if he resigns for good reason, Mr. Lentzsch will be entitled to receive twice his then-current base salary plus twice all incentive compensation paid to him during the 12 months preceding the change of control, subject to a "gross-up" should any portion of his severance benefits be subject to any excise or income taxes. Mr. Lentzsch also will participate in the Company's Supplemental Executive Retirement Plan, and will receive past service credit related to his former employment with the Company and its affiliates. Additionally, Mr. Lentzsch will be entitled to participate in the Company's 401(k) plan, medical plan, with waiver of pre-existing conditions, and other applicable benefit plans and will be entitled to estate, tax and financial planning and a car allowance. The initial term of Mr. Lentzsch's employment contract is one year from the effective date of November 15, 1994. The contract automatically renews for two additional years after the initial term, unless notice of termination is provided by either party at least 90 days before the end of the initial term. Thereafter, the contract automatically renews for additional one year terms, unless and until either party terminates the contract in accordance with the express termination provisions of the contract.

     Thomas G. Plaskett. The Board of Directors of the Company appointed Thomas
G. Plaskett as Interim President and Chief Executive Officer of the Company effective as of August 9, 1994, and as Acting Chief Financial Officer as of October 19, 1994. Mr. Plaskett served as President and Chief Executive Officer until November 14, 1994, and as Chief Financial Officer until November 22, 1994. As compensation for his services in those capacities, Mr. Plaskett received a salary of $50,000 per month. The Board of Directors also granted Mr. Plaskett options to purchase up to 50,000 shares of Common Stock at an exercise price of $5.4375 per share. Those options vested one-half on the date of grant and one-half on October 20, 1994, the business day following the election of Craig
R. Lentzsch as President and Chief Executive Officer of the Company.

SEVERANCE ARRANGEMENTS

     By Company policy, executive officers of the Company, not otherwise subject to an employment contract or other written severance arrangement, are entitled to severance pay in the event that employment is terminated for lack of duties or rearrangement of duties, including force reduction-related terminations. The severance pay eligibility ranges from 12 to 18 months of the executive officer's annual base salary on the date of termination, varying with the job grade of the executive. In order to receive any benefit greater than one week's salary, the executive officer must execute a release of claims.

     In connection with Mr. Schmieder's resignation as President, Chief Executive Officer and director of the Company on August 9, 1994, the Company agreed to pay to Mr. Schmieder $350,000, in cash, at the time of his resignation and $350,000, in cash, on January 2, 1995. These payments were approved by the Board of Directors in lieu of the severance payments that Mr. Schmieder asserted he was entitled to under his employment contract. In addition, Mr. Schmieder will receive certain fringe benefits in accordance with his former employment contract through November 26, 1995.

DIRECTORS' COMPENSATION

     Directors of the Company are entitled to reimbursement of their reasonable out-of-pocket expenses in connection with their travel to and attendance at meetings of the Board of Directors or committees thereof. In addition, each director of the Company who is not also an officer or employee of the Company (an "Outside Director") receives an annual retainer of $25,000 (other than the Chairman of the Board, who receives an annual retainer of $45,000), and a fee of $1,000 for each meeting of the Board of Directors at which such director is present (or $500 in the case of a telephonic meeting). Each Outside Director who is a member of a committee of the Board of Directors also receives a fee of $750 (other than the Chairman of the committee, who receives a fee of $1,000) for each meeting of such committee at which the director is present.

     Effective September 28, 1993, the Board of Directors of the Company adopted the Greyhound Lines, Inc. 1993 Non-Employee Director Stock Option Plan (the "1993 Director Plan"), pursuant to which 200,000 shares of Common Stock have been reserved for issuance pursuant to options available to be granted to Outside Directors. Upon adoption of the 1993 Director Plan, each then serving Outside Director received a grant of 15,000 Performance Options (as defined). Each Performance Option initially granted under the plan has an exercise price of $20.63 per share (which represented the fair market value, as defined, of the Company's Common Stock on the grant date) and expires on September 28, 2003. None of the Performance Options will be exercisable until September 28, 2002 unless the Company's closing stock price reaches 160% of the initial exercise price (or $33.00 per share in the case of the initial Performance Options) for 10 consecutive trading days or 20 trading days, whether or not consecutive, during the 3 1/4 year period immediately following the grant date (the "Stock Price Condition"). Subject to satisfaction of the Stock Price Condition, 40% of the Performance Options vest and become exercisable on the first anniversary of the grant date, 40% vest and become exercisable on the second anniversary and 20% vest and become exercisable on the third anniversary.

     The 1993 Director Plan, as amended effective May 10, 1994, further provides that each person who is elected or appointed an Outside Director of the Company on or after May 10, 1994 will automatically be granted as of the date on which that person is qualified to serve as a director of the Company, an Election Option (as described below) to purchase up to 10,000 shares of Common Stock. Each Election Option will have an exercise price equal to the fair market value of the Common Stock on the grant date, will have a term of 10 years and will vest and become exercisable in two equal installments: the first, 18 months after the grant date, the second, 36 months after the grant date. Further, the 1993 Director Plan, as amended, provided for a grant effective on the first anniversary date of the plan (September 28, 1994), to directors first serving prior to May 10, 1994, of an option to purchase up to 11,100 shares of Common Stock. Each such additional option has an exercise price of $2.16 per share, a term of 5 years and will vest and become exercisable in four equal installments, on the first, second, third and fourth anniversary dates of the grant date.

     The 1993 Director Plan was further amended, effective February 26, 1995, to eliminate any future Election Option grants. Additionally, the plan was amended to provide for an additional grant of options, effective as of April 18, 1995, to Outside Directors who were serving as Outside Directors on the grant date and who had served a minimum of 6 months on the Company's Board of Directors. Such additional grant was in an amount equal to the greater of: (i) 1.1 (one and one tenth) shares multiplied by the number of option shares previously granted to the Outside Director pursuant to the Company's option plans; or (ii) 21,000 Option shares, if the Outside Director would have, after giving effect to the number of Option shares calculated under (i), a total number of Option shares of less than 21,000. Each such additional option has an exercise price of $3.16 per share, a term of 10 years and will vest and become exercisable in three equal installments, on the first, second and third anniversary dates of the grant date.

     On January 5, 1994, J. Patrick Foley, a former director of the Company, resigned from the Board of Directors because of a difference with the Board of Directors over his service on the Board of Directors of Continental Airlines, which began in 1993. In connection with his resignation, the Board of Directors authorized the Company to pay Mr. Foley $25,000 in 1994 and 1995 and a pro rated share of that amount for the first five months of 1996 to ensure his availability to the Company as a consultant on an as-needed basis. In addition, in replacement of his outstanding options (both vested and unvested) to purchase 25,000 shares of Common Stock, including the 10,000 Performance Options, the Company granted Mr. Foley a fully vested option to purchase 10,000 shares of Common Stock at an exercise price of $10.375 per share, representing the fair market value of the Common Stock on the grant date. That option expired unexercised on January 5, 1995.

     In May 1994, Thomas F. Meagher, then a director of the Company, declined to stand for re-election because of a difference with the Board of Directors over his service on the board of directors of TransWorld Airlines, Inc. At that time, the Board of Directors authorized the Company to enter into a three-year consulting agreement with Mr. Meagher under which he would be available to provide consulting services on an as-needed basis to the Company at a cost of $25,000 per year. In addition, in replacement of his outstanding options (both vested and unvested) to purchase 25,000 shares of Common Stock, including the 10,000 Performance Options, the Board of Directors granted Mr. Meagher a fully vested option to purchase 10,000 shares of Common Stock. Those options were granted effective as of May 10, 1994, with an exercise price of $10.50 per share. Those options are exercisable, in whole or in part, at any time and from time to time on or before May 10, 1999. On September 27, 1994, Mr. Meagher again became a director of the Company, at which time the Company and Mr. Meagher terminated his consulting arrangement. Mr. Meagher resigned as a director of TransWorld Airlines, Inc. when he rejoined the Company's Board of Directors in September 1994. On March 30, 1995, Mr. Meagher again resigned from the Company's Board of Directors to re-join the board of directors of TransWorld Airlines, Inc.

     In August 1994, Charles J. Lee, then a director of the Company, resigned as a director of the Company. At that time, the Board of Directors authorized the continued payment to Mr. Lee of his annual retainer of $25,000 per year through May 1996.

     In January 1995, Robert B. Gill, then a director of the Company, resigned as a director of the Company. The Board of Directors authorized the Company to pay Mr. Gill's annual retainer of $25,000 for 1995. In addition, the Board of Directors authorized, in replacement of Mr. Gill's outstanding unvested options to purchase 15,000 shares of Common Stock, a grant of a fully vested option to purchase 15,000 shares of Common Stock. Those options were granted effective as of January 24, 1995, with an exercise price of $1.66 per share. Those options are exercisable, in whole or in part, at any time and from time to time on or before January 24, 2000.

     On March 20, 1995, Charles A. Lynch, the former Chairman of the Board of the Company, resigned as a director. In April 1995, the Board of Directors authorized, in replacement of Mr. Lynch's outstanding vested and unvested options to purchase 36,100 shares of Common Stock, a grant of a fully vested option to purchase 50,810 shares of Common Stock. Those options, granted effective as of April 18, 1995, with an exercise price of $3.16 per share, are exercisable, in whole or in part, at any time and from time to time on or before April 18, 2000.

STOCK OPTION PLANS

     The following table reflects all options granted to the Named Executive Officers of the Company during 1994 under the Company's 1991 and 1993 Stock Option Plans. Additionally, the present value of the options at the grant date is provided. The present value is calculated using the Black-Scholes model, which is a mathematical formula widely used to value stock options. This formula considers a number of factors including the stock's volatility, dividend rate, term of the option and interest rates to estimate the option's present value. The stock option's ultimate value, regardless of its estimated value, will be dependent on the market value of the Common Stock at a future date when the stock option becomes exercisable and is exercised. This market value will depend on the efforts of the Company to increase the profitability of the Company for all stockholders.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                    INDIVIDUAL GRANTS
                             ----------------------------------------------------------------
                             NUMBER OF        % OF TOTAL                                         GRANT DATE
                             SECURITIES        OPTIONS                                              VALUE
                             UNDERLYING       GRANTED TO                                        -------------
                              OPTIONS         EMPLOYEES       EXERCISE                           GRANT DATE
           NAME              GRANTED(#)     IN FISCAL YEAR   PRICE($/SH)    EXPIRATION DATE     PRESENT VALUE
- ---------------------------  ----------     --------------   -----------   ------------------   -------------
Craig R. Lentzsch..........    400,000(1)        28.97           2.06       November 22, 2004      688,000(6)
Thomas G. Plaskett.........     10,000(2)         0.72          10.50            May 10, 2004       71,300(7)
                                50,000(3)         3.62           5.44         August 29, 1999      147,500(8)
Frank J. Schmieder.........          0             N/A            N/A                     N/A          N/A
Bradley T. Harslem.........     30,000(4)         2.17          10.25           March 2, 2004      205,800(9)
                                25,000(5)         1.81           2.84      September 27, 1999       38,500(10)
J. Floyd Holland...........     30,000(5)         2.17           2.84      September 27, 1999       46,200(10)
Daniel R. Weston...........     30,000(4)         2.17          10.25           March 2, 2004      205,800(9)
                                25,000(5)         1.81           2.84      September 27, 1999       38,500(10)
Ralph J. Borland...........     25,000(5)         1.81           2.84      September 27, 1999       38,500(10)
J. Michael Doyle...........          0             N/A            N/A                     N/A          N/A
George W. Hanthorn.........          0             N/A            N/A                     N/A          N/A

- ---------------

 (1) Fifty percent of the options granted will become exercisable on and after October 18, 1995, 25% will become exercisable on and after October 18, 1996, and 25% will become exercisable on and after October 18, 1997.

 (2) Fifty percent of the options granted will become exercisable on and after November 10, 1995, and the remaining 50% will become exercisable on and after May 10, 1997.

 (3) Fifty percent of the options granted became exercisable on and after the grant date of August 29, 1994, and the remaining 50% became exercisable on and after October 20, 1994.

 (4) Sixty percent of the options granted will become exercisable on and after September 2, 1995, and 40% will become exercisable on and after March 2, 1997.

 (5) Forty percent of the options granted will become exercisable on and after September 27, 1995, 40% will become exercisable on and after September 27, 1996, and 20% will become exercisable on and after September 27, 1997.

 (6) Assumptions used in calculating grant date present value under the Black-Scholes model include stock price volatility at grant date of 72.48%, risk-free rate of return at grant date of 7.96%, annual dividend yield of $0, option term of ten years from grant date and stock price at grant date of $2.06.

 (7) Assumptions used in calculating grant date present value under the Black-Scholes model include stock price volatility at grant date of 44.13%, risk-free rate of return at grant date of 7.18%, annual dividend yield of $0, option term of ten years from grant date and stock price at grant date of $10.50.

 (8) Assumptions used in calculating grant date present value under the Black-Scholes model include stock price volatility at grant date of 53.08%, risk-free rate of return at grant date of 6.88%, annual dividend yield of $0, option term of five years from grant date and stock price at grant date of $5.44.

 (9) Assumptions used in calculating grant date present value under the Black-Scholes model include stock price volatility at grant date of 44.95%, risk-free rate of return at grant date of 6.48%, annual dividend yield of $0, option term of ten years from grant date and stock price at grant date of $10.25.

(10) Assumptions used in calculating grant date present value under the Black-Scholes model include stock price volatility at grant date of 52.82%, risk-free rate of return at grant date of 7.08%, annual dividend yield of $0, option term of five years from grant date and stock price at grant date of $2.84.

     The following table reflects information with respect to option exercises by the Named Executive Officers during the year ended December 31, 1994, and information with respect to the unexercised options to purchase the Company's Common Stock granted under the 1991 and 1993 Stock Option Plans to the Named Executive Officers and held by them at December 31, 1994.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND DECEMBER 31, 1994 OPTION VALUES

                                                             NUMBER OF SECURITIES
                                                            UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                            OPTIONS AT DECEMBER 31,        IN-THE-MONEY OPTIONS
                                SHARES                              1994(#)             AT DECEMBER 31, 1994($)(1)
                              ACQUIRED ON      VALUE      ---------------------------   ---------------------------
            NAME              EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- ----------------------------  -----------   -----------   -----------   -------------   -----------   -------------
Craig R. Lentzsch...........       0             0                0        400,000           0           100,000
Thomas G. Plaskett..........       0             0           50,000         10,000           0                 0
Frank J. Schmieder..........       0             0                0              0           0                 0
Bradley T. Harslem..........       0             0                0         55,000           0                 0
J. Floyd Holland............       0             0           28,500         83,000           0                 0
Daniel R. Weston............       0             0                0         55,000           0                 0
Ralph J. Borland............       0             0           15,000         45,000           0                 0
J. Michael Doyle............       0             0          160,000        165,000           0                 0
George W. Hanthorn..........       0             0                0              0           0                 0

- ---------------

(1) Computed based upon the difference between the fair market value and aggregate exercise price at December 31, 1994.

LONG-TERM INCENTIVE PLANS

     The Company does not maintain any long-term incentive plan under which awards were granted or paid during 1994.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors consists of Messrs. Caley, Osborne and Abramson.

     In connection with the financial restructuring of the Company occurring in December 1994, Connor Clark Ltd. (of which Mr. Abramson is an officer and director) agreed to act as a standby purchaser with respect to up to 650,000 shares of Common Stock offered in a rights offering to stockholders. At the conclusion of the rights offering, Connor Clark Ltd. purchased all such shares. As an inducement to serve as a standby purchaser, the Company paid Connor Clark Ltd. a commitment fee of approximately $14,000 (representing 1% of Connor Clark Ltd.'s total standby purchase commitment) and a takedown fee of approximately $70,000 (representing 5% of the exercise price paid) in respect of the shares actually purchased pursuant to the standby purchase arrangement.

                      REPORT OF THE COMPENSATION COMMITTEE

     The members of the Compensation Committee (the "Compensation Committee") of the Board of Directors, composed entirely of non-employee directors, have the duty to review the compensation levels and performance of executive officers, including the Named Executive Officers, and to review officer candidates and consider officer succession and related matters. In addition, the Compensation Committee administers the Company's Management Incentive Plans (the "MIPs"), the 1991 Stock Option Plan and the 1993 Stock Option Plan, and if approved by stockholders, the 1995 Stock Incentive Plan. The Compensation Committee formulates, subject to ratification by the Board of Directors, all aspects of compensation for the executive officers.

COMPENSATION PHILOSOPHY AND OBJECTIVES

     The Company's executive compensation program consists of three main components:

        - Base salary.

        - A potential for an annual incentive payment under the Company's MIPs, based on Company financial performance relative to specific objectives established during a fiscal year. Each year the Compensation Committee establishes financial performance targets which the Company must achieve in order for payments to be made.

        - The opportunity to receive equity-based compensation, in the form of options to purchase the Company's Common Stock or other stock-related awards, linked to the long-term performance of the Company.

     The compensation policy of the Company, which is established and administered by the Compensation Committee, subject to ratification of performance-based standards by the Board of Directors, is that a substantial portion of the annual compensation of each executive officer must relate to and be contingent upon the financial performance of the Company, as well as the individual contribution of each executive officer. As a result, much of each executive officer's annual compensation is "at risk," with incentive payments, at target levels, providing up to 55% of an individual's base salary. Additionally, compensation policies are designed to provide significant equity-based incentives for executives to ensure that they are motivated over the long term to respond to the Company's business challenges and opportunities as stockholders rather than just as employees.

     In establishing base salaries, benefit plans and cash and equity-based incentive plans for its executive officers, the Compensation Committee uses the services of a compensation consulting firm to advise the Committee. The consulting firm provides advice to the Compensation Committee with respect to the reasonableness of compensation and benefits paid to executive officers. In doing so, that firm compares the compensation paid by the Company to compensation programs established by other companies. Although the Compensation Committee does not compare the Company's programs to a "peer group" of companies, companies that are in the business of transporting passengers and freight, as well as companies that have successfully emerged from bankruptcy, have from time to time been used for comparison. No specific peer group is currently deemed appropriate for comparison because the Company is the only nationwide bus transportation company and comparability to other industries is difficult due to the size and financial condition of the Company. Generally, the Compensation Committee endeavors to pay competitive salary and benefits, but believes that the Company's compensation programs are below the average when compared to the other programs reviewed by the Compensation Committee.

     Executive officers are eligible for incentive payments, paid annually under the Company's MIPs. Those payments can contribute up to 110% of each executive officer's base salary. At the start of each fiscal year, annual goals for the Company, based upon earnings before interest, taxes, depreciation and amortization ("EBITDA") and revenues, are established by the Compensation Committee, subject to being ratified by the Board of Directors. Each executive officer, including the CEO, is assigned a target award, which is a percentage of his or her annual base salary. The target awards range from 15% to 55% of the base salary. The target award is the same for each executive officer having the same salary grade level in the Company, although the Compensation Committee reserves the right to reduce a payout based on an evaluation of individual performance. The percentage of the target award received by each executive officer varies from 0% to 200% of the target award, depending upon first, whether the revenue target is met, and second, the percentage of the Company's EBITDA goal attained in the relevant fiscal year.

     The long-term, performance-based compensation of executive officers takes the form of option awards under the 1991 Stock Option Plan and 1993 Stock Option Plan. Option awards are intended to further align the interests of the Company's executive officers with those of its stockholders. The Compensation Committee has approved a new stock incentive plan, subject to stockholder approval, with other stock-related awards, such as stock appreciation rights, performance units or restricted stock. In granting options under the 1991 and 1993 Stock Option Plans, the Compensation Committee generally takes into account: (i) each executive's responsibilities and relative position in the Company, as well as a subjective evaluation of each executive officer's performance during the prior and current fiscal year; (ii) the long-term equity-based compensation plans established by other companies; and (iii) option awards made to each executive and the executive officers as a group in the prior year.

     As a matter of policy, the Compensation Committee establishes "step" vesting provisions where options become exercisable, in general, over a three-year period. All stock option grants are made at the fair market value of the stock on the date of grant. Options to executives granted since August 1994 generally expire in five years. The Compensation Committee intends to continue this policy, unless special circumstances warrant a longer term.

     The Compensation Committee's policy is to design and administer compensation plans that maximize the proportion of compensation expense that is tax deductible by the Company. The Omnibus Budget Reconciliation Act of 1993, as reflected in proposed regulations under Section 162(m) of the Internal Revenue Code, places a limit on the amount of compensation in excess of $1 million that may be paid to the CEO and four other most highly compensated executive officers. The Company established the MIP in 1994 with performance criteria so that future payments under the plan will comply with Section 162(m). The proposed 1995 Stock Incentive Plan has also been designed so that the standards of Section 162(m) can be met. The Company believes its other compensation plans comply with the IRS regulations and the compensation afforded under the plans will be tax deductible. However, the Compensation Committee must continue to monitor its plans and the IRS regulations to ensure the maximum opportunity for tax deductibility.

COMPANY PERFORMANCE AND EXECUTIVE OFFICER COMPENSATION

     The Compensation Committee reviewed the Company's 1994 financial performance relative to the established revenue and EBITDA goals and determined that the Company did not meet or exceed the performance targets established for 1994. As a result, no incentive payments were earned or paid to any executive officers for the 1994 fiscal year under the Company's MIP, the second straight year that no MIP incentive payments were made to the Company's officers. The only other bonuses paid during 1994 were transition bonuses that the Compensation Committee deemed necessary to recruit new executive officers hired to fill open positions.

     During 1994, the Company hired a new President and Chief Executive Officer, Craig R. Lentzsch. Mr. Lentzsch's employment contract provides for an initial annual base salary of $350,000, with a bonus for calendar year 1995 ranging from $175,000, which is guaranteed, to a bonus, based on performance, of up to $385,000. Mr. Lentzsch also received a $350,000 transition bonus following execution of his employment contract. In connection with his hiring, Mr. Lentzsch also received stock options to purchase up to 400,000 shares. The terms of Mr. Lentzsch's employment reflect the Compensation Committee's philosophy of creating long-term incentives through the use of material stock option grants to senior executives. The size and components of Mr. Lentzsch's compensation package were determined by the Compensation Committee with the intent of establishing a lower base salary than was paid to the former CEO, while at the same time, placing a greater percentage of total compensation "at risk" and dependent upon Company performance through the use of incentive bonuses and stock option grants. It also reflects arms-length bargaining between Mr. Lentzsch and the Company and the Compensation Committee's effort to attract a chief executive with substantial bus business experience and to do so during difficult financial times.

     Also during 1994, the Company hired Mr. Plaskett, who served as Interim President and Chief Executive Officer from August to November 1994. The terms of Mr. Plaskett's compensation reflected the short-term nature of his position and his lost opportunity costs by assuming employment with the Company on a full-time basis for an uncertain period of time.

     The compensation for Mr. Schmieder during his tenure as President and Chief Executive Officer in 1994 was established during 1993 in accordance with the terms of his employment contract. No stock options were granted to Mr. Schmieder during 1994 and he received no bonus or other incentive payment.

     No member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries.

                                            Compensation Committee:

                                            Richard J. Caley
                                            Herbert Abramson
                                            Alfred E. Osborne, Jr.

                            STOCK PRICE PERFORMANCE

     The following graph depicts the Company's stock price performance relative to the performance of the Standard & Poor 500 Composite Index and the Standard & Poor Transportation Index.

                                   (GRAPH)


                                12/91          12/92           12/93         12/94
- -------------------------------------------------------------------------------------
Greyhound Lines, Inc.           100.00         137.84          124.32         25.00
S&P 500 Composite Index         100.00         104.46          111.83        110.11
S&P Transportation Index        100.00         106.53          158.20        102.53

     The graph above assumes an investment of $100 in the Company's Common Stock, the Standard & Poor 500 Composite Index and the Standard & Poor Transportation Index on December 31, 1991, the first such annual measurement date since the Company's issuance of stock on October 31, 1991, and assumes a reinvestment of all dividends. The Company has not paid cash dividends on its Common Stock. Note that the Company's Common Stock price performance on the graph above is not necessarily indicative of future stock price performance.

                              VOTING REQUIREMENTS

     With regard to Proposal No. 1, the election of directors, votes may be cast for or votes may be withheld from each nominee. Directors will be elected by plurality vote. Therefore, votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may not be specified with respect to the election of directors and, under Delaware law, broker non-votes (i.e., the failure of a broker to vote on a non-discretionary matter in absence of instructions from the beneficial owner of the Common Stock) will have no effect on the outcome of the election of directors.

     With regard to Proposals No. 2 and 3, the approval of the Greyhound Lines, Inc. 1995 Long Term Stock Incentive Plan and the Greyhound Lines, Inc. 1995 Directors' Stock Incentive Plan, respectively, votes may be cast for or against these proposals, or stockholders may abstain from voting on these proposals. Approval of these proposals requires the affirmative vote of at least a majority of the shares of Common Stock present or represented by proxy at the meeting and entitled to vote. Therefore, abstentions will have the effect of votes against the approval of these proposals and, under Delaware law, broker non-votes will have no effect on the outcome.

     If no directions are specified in any duly signed and dated proxy card received by the Company, the shares represented by that proxy card will be counted as present for quorum purposes and will be voted by the named attorneys-in-fact (i) FOR the election of directors recommended by the Board of Directors; (ii) FOR approval of the Greyhound Lines, Inc. 1995 Long Term Stock Incentive Plan; (iii) FOR approval of the Greyhound Lines, Inc. 1995 Directors' Stock Incentive Plan; and (iv) in accordance with the discretion of the named attorneys-in-fact on other matters, if any, properly brought before the Annual Meeting.

                            SECTION 16(A) REPORTING

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with for the year ended December 31, 1994, except (a) individuals and entities associated with the Connor/Clark Parties, none of which individuals or entities owns 10% or more of the Common Stock, filed thirty-two late reports, and (b) Martha M. Smither, Vice President-Controller, filed a late Form 3 after joining the Company in May 1994.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP served as the Company's independent public accountant for the fiscal year ended December 31, 1994, and will serve in that capacity again for the fiscal year ending December 31, 1995. No member of Arthur Andersen LLP or any of its associates has any financial interest in the Company or its affiliates. A representative of Arthur Andersen LLP will be available at the Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement on behalf of Arthur Andersen LLP, if desired.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, it is the intention of the attorneys-in-fact named in the accompanying proxy to vote in accordance with their judgment on such matters.

                             STOCKHOLDER PROPOSALS

     Stockholder proposals to be included in the Company's proxy statement relating to the 1996 Annual Meeting of Stockholders of the Company must be received no later than December 30, 1995 at the Company's principal executive offices, 15110 N. Dallas Parkway, Dallas, Texas 75248, directed to the attention of the Secretary. Stockholders of the Company who intend to nominate candidates for election as a director or to bring business before the meeting must also comply with the applicable procedures set forth in the Company's Bylaws (See "ELECTION OF DIRECTORS -- Stockholder Nomination of Director Candidates"). The Company will furnish copies of such Bylaw provisions upon written request to the Secretary of the Company at the aforementioned address.

                           AVAILABILITY OF FORM 10-K

     The Company will provide to any stockholder, without charge, upon written request of such stockholder, a copy of the Annual Report on Form 10-K for the Fiscal Year Ended December 31, 1994, as filed with the SEC. Such requests should be addressed to Investor Relations, Greyhound Lines, Inc., P.O. Box 660362, Dallas, Texas 75266-0362.

     The foregoing notice and proxy statement are sent by order of the Board of Directors.

                                            Mark E. Southerst
                                            Vice President and
                                            General Counsel and Secretary

April 28, 1995

                                                                      APPENDIX A

                             GREYHOUND LINES, INC.

                      1995 LONG TERM STOCK INCENTIVE PLAN

                   _________________________________________

                               FEBRUARY 27, 1995

                   _________________________________________


                                   PREAMBLE:


    1. Greyhound Lines, Inc., a Delaware corporation ("Greyhound" or the "Company"), by means of this 1995 Long Term Stock Incentive Plan (the "Plan") desires to afford certain of its and its Parent s and Subsidiaries employees, officers and consultants an opportunity to acquire a proprietary interest in the Company and thus to create in such persons an increased interest in and a greater concern for the welfare of the Company.

    2. The Company has determined that the foregoing objectives will be promoted by granting Awards (as hereinafter defined) under this Plan to certain officers, employees and consultants of the Company and of its Parent and Subsidiaries, if any, pursuant to this Plan.

                                     TERMS:

ARTICLE 1.  DEFINITIONS.

    Section 1.1. General. Certain words and phrases used in this Plan shall have the meanings given to them below in this section:

    "Award" means a grant of Options, Stock Appreciation Rights, Performance Units or Unrestricted Stock, or the right to purchase Restricted Stock under the Plan.

    "Base Price" means, with respect to a Performance Unit, the per Share amount that is the basis for the calculation thereunder.

    "Board of Directors" means the board of directors of Greyhound.

    "Change in Control" means (a) the acquisition by any person (defined for the purposes of this definition to mean any person within the meaning of
Section 13(d) of the Exchange Act), other than Greyhound or an employee benefit plan created by the Board of Directors for the benefit of its Employees, either directly or indirectly, of the beneficial ownership (determined under Rule 13d-3 of the Regulations promulgated by the SEC under Section 13(d) of the Exchange Act) of securities issued by Greyhound having 30% or more of the voting power of all the voting securities issued by Greyhound in the election of Directors at the next meeting of the holders of voting securities to be held for such purpose, (b) the election of a majority of the Directors elected at any meeting of the holders of voting securities of Greyhound who are persons who were not nominated for such election by the Board of Directors or a duly constituted committee of the Board of Directors having authority in such matters; (c) the approval by the stockholders of Greyhound of a merger or consolidation with another person, other than a merger or consolidation in which the holders of Greyhound s voting securities issued and outstanding immediately before such merger or consolidation continue to hold voting securities in the surviving or resulting corporation (in the same relative proportions to each other as existed before such event) comprising 80% or more of the voting power for all purposes of the surviving or resulting corporation; or (d) the approval by the stockholders of Greyhound of a transfer of substantially all of the assets of Greyhound to another person other than a transfer to a transferee, 80% or more of the voting power of which is owned or controlled by Greyhound or by the holders of Greyhound s voting securities issued and outstanding immediately before such transfer in the same relative proportions to each other as existed before such event.

    "Code" means the Internal Revenue Code of 1986 and the regulations thereunder, as now in effect or hereafter amended.

    "Committee" means the Committee of the Board of Directors that administers the Plan under Section 2.1 below.

    "Common Stock" means the common stock, par value $.01 per share, of the Company.

    "Consultant" means any person who provides services to the Company or any Parent or Subsidiary (other than in connection with the offer or sale of securities of the Company or any Parent or Subsidiary in a capital raising transaction), who is neither an Employee nor a Director and who is a consultant or an adviser to the Company or any Parent or Subsidiary within the meaning of General Instruction A.1. to Form S-8 promulgated by the SEC under the Securities Act of 1933.

    "Date of Grant" means the date an Award is first granted.

    "Director" means a member of the Board of Directors.

    "Effective Date" means the date this Plan is first adopted by the Board of Directors.

    "Employee" means any common law employee of Greyhound or any Parent or Subsidiary of Greyhound and any person who is an officer of Greyhound or any Parent or Subsidiary of Greyhound pursuant to the Bylaws or comparable governing document of such company.

    "Exchange Act" means the Securities Exchange Act of 1934 and the regulations thereunder, as now in effect or hereafter amended.

    "Exercise Price" means, with respect to an Option, the amount of consideration that must be delivered to the Company in order to purchase a single Share thereunder and, with respect to a Stock Appreciation Right that is not granted in tandem with an Option, the per Share amount that is the basis for the calculation of the payment thereunder.

    "Fair Market Value of a Share" means the arithmetic mean between the high and low per Share prices on the principal national securities exchange or the NASDAQ - National Market System on which the Shares are listed or admitted to trading, on the date of determination or, if such price cannot be determined for the date of determination, the most recent date for which such prices can reasonably be ascertained.

    "Grantee" means any person to whom an Award has been granted and any heir or legal representative to whom an Award has been transferred by will or the laws of descent and distribution.

    "Incentive Stock Option" or "ISO" means an Option intended to comply with the terms and conditions set forth in Section 422 of the Code.

    "Nonqualified Option" means a Stock Option other than an Incentive Stock Option.

    "Officer" means an officer of the Company as defined in 17 C.F.R. Section 240.16a-1(f) as now in effect or hereafter amended.

    "Option" or "Stock Option" means a right granted under Article 5 or 6 of the Plan to a Participant to purchase a stated number of Shares.

    "Option Agreement" means an agreement evidencing an Option substantially in the form of Exhibit A or Exhibit B attached hereto.

    "Parent" means a parent of a given corporation as such term is defined in
Section 424(e) of the Code.

    "Participant" means a person who is eligible to receive and has received an Award under the Plan.

    "Performance Unit" means a performance unit granted to a Participant under
Article 9 of the Plan.

    "Performance Unit Agreement" means a Performance Unit Agreement in the form of Exhibit E attached hereto.

    "Plan" means this Plan as it may be amended or restated from time to time.

    "Restricted Stock" means Shares purchased under Article 7 of the Plan that are subject to restrictions on transfer and risks of forfeiture under the Plan.

    "Restricted Stock Purchase Agreement" means a Restricted Stock Purchase Agreement in the form of Exhibit C attached hereto.

    "Rule 16b-3" means Rule 16b-3 (17 C.F.R. Section 240.16b-3) promulgated under Section 16(b) of the Exchange Act as now in effect or hereafter amended.

    "SAR Agreement" means a Stock Appreciation Right Agreement in the form of Exhibit D attached hereto.

    "SEC" means the Securities and Exchange Commission.

    "Shares" means shares of Common Stock.

    "Stock Appreciation Right" or "SAR" means a stock appreciation right granted to a Participant under Article 8 of the Plan.

    "Subsidiary" means a subsidiary of a given corporation as such term is defined in Section 424(f) of the Code.

    "Ten Percent Stockholder" means a person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company. Ownership shall, for the purposes of the previous sentence, be determined under the rules set forth in
Section 424 of the Code.

    "Termination without cause" means a termination by the Company or any Parent or Subsidiary of the Company of the employment of a Grantee with the Company or any such Parent or Subsidiary that is not for cause and is not occasioned by the resignation, death or disability of the Grantee.

    "Unrestricted Stock" means Shares granted to a Participant under Article 10 of the Plan.

    Section 1.2. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles.

    Section 1.3.  Effect of Definitions.  The definitions set forth in Section
1.1 above shall apply equally to the singular, plural, adjectival, adverbial and other forms of any of the words and phrases defined regardless of whether they are capitalized.

ARTICLE 2.  ADMINISTRATION.

    Section 2.1. Committee. The Plan shall be administered by a committee of the Board of Directors consisting of two or more Directors, each of whom is a "disinterested person" as described in paragraph (C)(2)(i) of Rule 16b-3 and is an "outside director" as described in Code Section 162(m) and the regulations thereunder. Unless the Board of Directors designates another of its committees to administer the Plan, the Plan shall be administered by a committee consisting of those members of the Compensation Committee of the Board of Directors who are disinterested persons and are outside directors, but, if the Compensation Committee is abolished or its membership does not contain two persons who comply with the requirements of the first sentence of this Section 2.1, the Board of Directors shall either reconstitute the Compensation Committee in compliance with or create another Committee that complies with the requirements of the first sentence of this Section 2.1 to administer the Plan. The Committee may be referred to as the Stock Option Committee.

    Section 2.2. Authority. Subject to the express provisions of the Plan and in addition to the powers granted by other sections of the Plan, the Committee has the authority, in its discretion, to: (a) determine the Participants, grant Awards and determine their timing, pricing and amount; (b) define, prescribe, amend and rescind rules, regulations, procedures, terms and conditions relating to the Plan; (c) make all other determinations necessary or advisable for administering the Plan, including, but not limited to, interpreting the Plan, correcting defects, reconciling inconsistencies and resolving ambiguities; and
(d) review and resolve all claims of Employees, Consultants, Grantees and Participants. The actions and determinations of the Committee on matters related to the Plan shall be conclusive and binding upon the Company and all Employees, Consultants, Grantees and Participants.

ARTICLE 3.  SHARES.

    Section 3.1. Number. The aggregate number of Shares in respect of which Awards may be granted under the Plan shall not exceed 4,000,000 (which number of Shares is hereby reserved for issuance under the Plan out of the authorized but unissued Shares) of which no more than an aggregate of 600,000 may be Shares of either Restricted Stock under Article 7 below or Unrestricted Stock under Article 10 below.

    Section 3.2. Cancellations. Except as otherwise provided in the next sentence, if any Awards granted under the Plan are canceled, terminate or expire for any reason without having been exercised or matured in full, or if Stock Appreciation Rights are exercised for cash or if Performance Units are paid in cash, the Shares related to the unexercised portion of an Award or to the portion of a Stock Appreciation Right exercised for, or the Performance Units paid in, cash shall be available again for the purposes of the Plan. If any Shares acquired under the Plan are forfeited for any reason, the Shares shall be available again for the purposes of the Plan. If any unexpired Option granted hereunder is canceled in connection with the exercise of a Stock Appreciation Right that is granted in tandem with such Option and is payable in Shares, any Shares covered by the canceled Option shall not again become available for the granting of Awards.

    Section 3.3.  Anti-Dilution.

         (a) If the Shares are split or if a dividend of Shares is paid on the Shares, the number of Shares on which each then outstanding Award is based and the number of Shares as to which Awards may be granted under this Plan shall be automatically increased by the ratio between the number of Shares outstanding immediately after such event and the number of Shares outstanding immediately before such event and the Exercise Price or Base Price thereof shall be automatically decreased by the same ratio, and if the Shares are combined into a lesser number of Shares, the number of Shares for which each then outstanding Award is based and the number of Shares as to which Awards may be granted under the Plan shall be automatically decreased by such ratio and the Exercise Price or Base Price thereof shall be automatically increased by such ratio.

         (b) In the event of any other change in the Shares, through recapitalization, merger, consolidation or exchange of shares or otherwise, there shall automatically be substituted for each Share subject to an unexercised Award and each Share available for additional grants of Awards, the number and kind of shares or other securities into which each outstanding Share was changed, and the Exercise Price or Base Price shall be increased or decreased proportionally so that the aggregate Exercise Price or Base Price for the securities subject to each Award shall remain the same as immediately before such event; and the Committee may make such further equitable adjustments in the Plan and the then outstanding Awards as are both (i) allowed by Section 162(m) of the Code and the regulations thereunder and (ii) deemed necessary and appropriate by the Committee including, but not limited to, changing the number of Shares reserved under the Plan or covered by outstanding Awards, the Exercise Price or Base Price of outstanding Awards and the vesting conditions of outstanding Awards.

    Section 3.4. Source. Except as otherwise determined by the Board of Directors, the Shares issued under the Plan shall be authorized but unissued Shares. However, Shares which are to be delivered under the Plan may be obtained by the Company from its treasury, by purchases on the open market or from private sources, or by issuing authorized but unissued Shares. The proceeds of the exercise of any Award shall be general corporate funds of the Company. No Shares may be sold under any Option Agreement or Restricted Stock Purchase Agreement for less than the par value thereof. No fractional Shares shall be issued or sold under the Plan nor will any cash payment be made in lieu of fractional Shares.

    Section 3.5. Rights of a Stockholder. Except as otherwise provided in any Restricted Stock Purchase Agreement, no

Grantee or other person claiming under or through any Grantee shall have any right, title or interest in or to any Shares allocated or reserved under the Plan or subject to any Award except as to such Shares, if any, for which certificates representing such Shares have been issued to such Grantee.

    Section 3.6. Securities Laws. No Award shall be exercised nor shall any Shares or other securities be issued or transferred pursuant to an Award unless and until all applicable requirements imposed by federal and state securities laws and by any stock exchanges upon which the Shares may be listed, have been fully complied with. As a condition precedent to the exercise of an Award or the issuance of Shares pursuant to the grant or exercise of an Award, the Company may require the Grantee to take any reasonable action to meet such requirements including providing undertakings as to the investment intent of the Grantee, accepting transfer restrictions on the Shares issuable thereunder and providing opinions of counsel, in form and substance acceptable to the Company, as to the availability of exemptions from such requirements.

ARTICLE 4.  ELIGIBILITY.

    Section 4.1. Article 5. Only Employees who are not members of the Committee shall be eligible to receive Options under Article 5 below.

    Section 4.2. Article 6. Only Consultants shall be eligible to receive Options under Article 6 below.

    Section 4.3. Article 7. Only Employees who are not members of the Committee shall be eligible to purchase Restricted Stock under Article 7 below.

    Section 4.4. Article 8. Only Employees who are not members of the Committee shall be eligible to receive Stock Appreciation Rights under Article 8 below.

    Section 4.5. Article 9. Only Employees who are not members of the Committee shall be eligible to receive Performance Units under Article 9 below.

    Section 4.6. Article 10. Only Employees who are not members of the Committee shall be eligible to receive Unrestricted Stock under Article 10 below.

ARTICLE 5.  EMPLOYEES  STOCK OPTIONS.

    Section 5.1. Determinations. The Committee shall determine which eligible Employees shall be granted Options, the number of Shares for which the Options may be exercised (subject to Section 11.1), the times when they shall receive them and the terms and conditions of individual Option grants (which need not be identical).

    Section 5.2. Exercise Price. The Committee shall determine the Exercise Price of each Option at the time that it is granted, but in no event shall the Exercise Price of an Option be less than the Fair Market Value of a Share on the Date of Grant. If no express determination of the Exercise Price of an Option is made by the Committee, the Exercise Price thereof is equal to the Fair Market Value of a Share on the Date of Grant.

    Section 5.3. Term. Subject to the rule set forth in the next sentence, the Committee shall determine the times when an Option vests and the term during which an Option is exercisable at the time that it is granted. No Option shall be exercisable after the expiration of ten years from the Date of Grant. If no express determination of the times when Options are exercisable is made by the Committee:

    (a) each Option shall vest and first become exercisable (subject to the rule set forth in Section 5.4(c) below) as to 25% of the Shares subject to such Option on each of the first four anniversaries of the Date of Grant provided the Participant has been an Employee continuously during the time beginning on the Date of Grant and ending on the date when such portion vests and first becomes exercisable; and

    (b) each Option shall lapse and cease to be exercisable upon the earliest of:

         (i) the expiration of ten years from the Date of Grant,

         (ii) subject to the rule set forth in Section 5.4(d) below, six months after the Participant ceases to be an Employee because of death or disability,

         (iii) 30 days after the termination without cause of Participants employment with the Company or any Parent or Subsidiary of the Company by the Company or any such Parent or Subsidiary of the Company, or

         (iv) immediately upon termination of the Participant s employment with the Company or any Parent or Subsidiary by the Company or any such Parent or Subsidiary of the Company for cause or by the Participants resignation.

Where both an Incentive Stock Option and a Nonqualified Option are granted, the number of Shares which become exercisable under clause (a) of the previous sentence at any time shall be calculated on the basis of the total of the Shares subject to both Options and the Options shall become exercisable as to that number of Shares first under the Incentive Stock Option and then under the Nonqualified Option, unless the rule set forth in Section 5.4(c) below would defer the exercisability of such Incentive Stock Option, in which case such Nonqualified Options shall become exercisable first. Notwithstanding the terms of any Option, the preceding sentence, and Section 5.4, all Options that have not previously been exercised nor lapsed and ceased to be exercisable, shall vest fully and become exercisable upon the occurrence of any Change in Control.

    Section 5.4.  Incentive Stock Options.

         (a) The Committee shall determine whether any Option is an Incentive Stock Option or a Nonqualified Option at the time that it is granted and, if no express determination is made by the Committee, all Options shall be Nonqualified Options.

         (b) If the Committee grants Incentive Stock Options, they shall be on such terms and conditions as may be necessary to render them "incentive stock options" pursuant to Section 422 of the Code.

         (c) The aggregate Fair Market Value of the Shares, determined as of the time the Option is granted, which first become exercisable under all Incentive Stock Options granted under this Plan or any other plan of the Company or any Parent or Subsidiary of the Company, shall not exceed $100,000 during any calendar year and, if the foregoing limit would be exceeded in any given calendar year by the terms of any Incentive Stock Option granted hereunder, the exercisability of such portion of such Option as would exceed such limit shall be deferred to the first day of the next calendar year and if such excess involves more than one Option, the exercisability of the most recently granted Option shall be deferred first.

         (d) If the employment of a Participant, who holds an ISO, with the Company is terminated because of a "disability" (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of the ISO may be exercised only within six months after the date on which employment was terminated, and only to the extent that such Participant could have otherwise exercised such ISO as of the date of termination. If a Participant, who holds an ISO, dies while employed by the Company (or within six months after termination of employment by reason of a disability or within 30 days after termination of employment without cause), the unexercised portion of the ISO at the time of death may be exercised only within six months after the date of death, and only to the extent that the Participant could have otherwise exercised such ISO at the time of death. In such event, such ISO may be exercised by the executor or administrator of the Participant s estate or by anyone who has acquired it from the Participant by bequest or inheritance.

         (e) No Ten Percent Stockholder shall be granted an Incentive Stock Option unless, at the time such Incentive Stock Option is granted, the Exercise Price thereof is at least 110% of the Fair Market Value of a Share on the Date of Grant and the Incentive Stock Option by its terms is not exercisable after the expiration of five years from the Date of Grant.

         (f) If a Grantee exercises an Incentive Stock Option and disposes of any of the Shares received by such Grantee as a result of such exercise within two years from the Date of Grant or within one year after the issuance of such Shares to such Grantee upon such exercise, such Grantee shall notify the Company of such disposition and the consideration received as a result thereof and pay or provide for the withholding taxes on such disposition as required by Section
11.3 below.

         (g) An Option that is designated as a Nonqualified Option under this Plan shall not be treated as an "incentive stock option" as such term is defined in Section 422(b) of the Code.

    Section 5.5. Exercise. An Option shall be exercised by the delivery of the Option Agreement therefor with the notice of exercise attached thereto properly completed and duly executed by the Grantee named therein to the Treasurer of the Company, together with the aggregate Exercise Price for the number of Shares as to which the Option is being exercised and the SAR Agreement for any Stock Appreciation Right that is in tandem with the Option being exercised, after the Option has become exercisable and before it has ceased to be exercisable. An Option may be exercised as to less than all of the Shares purchasable thereunder, but not for a fractional share. No Option may be exercised as to less than 50 Shares unless it is exercised as to all of the Shares then available thereunder. The Committee may, in its sole discretion, and upon such terms and conditions as it shall determine at or after the Date of Grant, permit the Exercise Price to be paid in cash, by the tender to the Company of Shares owned by the Grantee or by a combination thereof. If the Committee does not make such determination, the Exercise Price shall be paid in cash. If any portion of the Exercise Price of an Option is payable in cash, it may be paid by (a) delivery of a certified or cashier s check payable to the order of the Company in such amount, or (b) wire transfer of immediately available funds to a bank account designated by the Company. If any portion of the Exercise Price of an Option is payable in Shares it may be paid by delivery of certificates representing a number of Shares having a total fair market value on the date of exercise equal to or greater than the required amount, duly endorsed for transfer with all signatures guaranteed by a medallion signature guarantee. If more Shares than are necessary to pay such Exercise Price based on their fair market value on the date of exercise are delivered to the Company, it shall return to the Grantee a certificate for the balance of the whole number of Shares and a check payable to the order of the Grantee for any fraction of a Share. Shares may not be delivered to the Company as payment for the exercise of an Option if such Shares have been owned by the Grantee (together with his or her decedent or testator) for less than six months or if the disposition of such Shares would require the giving of a notice under Section 5.4(f) above. Promptly after an Option is properly exercised, the Company shall issue to the Grantee a certificate representing the Shares purchased thereunder.

    Section 5.6. Option Agreement. Promptly after the Date of Grant, Greyhound shall duly execute and deliver to the Grantee an Option Agreement setting forth the terms of the Option. Option Agreements are not negotiable instruments or securities (as such term is defined in Article 8 of the Uniform Commercial Code). Lost and destroyed Option Agreements may be replaced without bond.

    Section 5.7. New Hires. A person to whom the Company is offering employment may be granted a Nonqualified Option under this Article 5, but any such grant shall lapse if the person does not subsequently become an Employee pursuant to such offer.

ARTICLE 6.  CONSULTANTS  STOCK OPTIONS.

    Section 6.1. Determinations. The Committee shall determine which eligible Consultants shall be granted Options, the number of Shares for which the Options may be exercised, the times when they shall receive them and the terms and conditions of individual Option grants (which need not be identical).

    Section 6.2. Exercise Price. The Committee shall determine the Exercise Price of each Option at the time that it is granted, but in no event shall the Exercise Price of an Option be less than the Fair Market Value of a Share on the Date of Grant. If no express determination of the Exercise Price of an Option is made by the Committee, the Exercise Price thereof is equal to the Fair Market Value of a Share on the Date of Grant.

    Section 6.3. Term. Subject to the rule set forth in the next sentence, the Committee shall determine the times when an Option vests and the term during which an Option is exercisable at the time that it is granted. No Option shall be exercisable after the expiration of ten years from the Date of Grant. If no express determination of the times when Options are exercisable is made by the Committee:

    (a) each Option shall vest and first become exercisable as to 25% of the Shares subject to such Option on each of the first four anniversaries of the Date of Grant provided the Participant s consulting relationship with the Company has not been terminated either (i) by the Consultant s death or disability, (ii) by the Company for cause, or (iii) by the Consultant s resignation on or before the date when such portion vests and first becomes exercisable; and

    (b) each Option shall lapse and cease to be exercisable upon the earliest of:

         (i) the expiration of ten years from the Date of Grant,

         (ii) six months after the Participant ceases to be a Consultant because of death or disability, or

         (iii) immediately upon termination of the Participant s consulting relation with the Company or any Parent or Subsidiary of the Company by the Company or any such Parent or Subsidiary for cause or by the Participant s resignation (but not upon termination of the relation by reason of successful completion of the consulting project).

Notwithstanding the terms of any Option, all Options that have not previously been exercised nor lapsed and ceased to be exercisable, shall vest fully and become exercisable upon the occurrence of any Change in Control.

    Section 6.4. Not Incentive Stock Options. An Option under this Article 6 shall not be treated as an Incentive Stock Option.

    Section 6.5. Exercise. An Option shall be exercised by the delivery of the Option Agreement therefor with the notice of exercise attached thereto properly completed and duly executed by the Grantee named therein to the Treasurer of the Company, together with the aggregate Exercise Price for the number of Shares as to which the Option is being exercised, after the Option has become exercisable and before it has ceased to be exercisable. An Option may be exercised as to less than all of the Shares purchasable thereunder but not for a fractional Share. No Option may be exercised as to less than 50 Shares unless it is exercised as to all of the Shares then available thereunder. The Committee may, in its sole discretion, and upon such terms and conditions as it shall determine at or after the Date of Grant, permit the Exercise Price to be paid in cash, by the tender to the Company of Shares owned by the Grantee or by a combination thereof. If the Committee does not make such determination, the Exercise Price shall be paid in cash. If any portion of the Exercise Price of an Option is payable in cash, it may be paid by (a) delivery of a certified or cashier s check payable to the order of the Company in such amount, or (b) wire transfer of immediately available funds to a bank account designated by the Company. If any portion of the Exercise Price of an Option is payable in Shares, it may be paid by delivery of certificates representing a number of Shares having a total fair market value on the date of exercise equal to or greater than the required amount, duly endorsed for transfer with all signatures guaranteed by a medallion signature guarantee. If more Shares than are necessary to pay such Exercise Price based on their fair market value on the date of exercise are delivered to the Company, it shall return to the Grantee a certificate for the balance of the whole number of Shares and a check payable to the order of the Grantee for any fraction of a Share. Shares may not be delivered to the Company as payment for the exercise of an Option if such Shares have been owned by the Grantee (together with his or her decedent or testator) for less than six months. Promptly after an Option is properly exercised, the Company shall issue to the Grantee a certificate representing the Shares purchased thereunder.

    Section 6.6. Option Agreement. Promptly after the Date of Grant, Greyhound shall duly execute and deliver to the Grantee an Option Agreement setting forth the terms of the Option. Option Agreements are neither negotiable instruments nor securities (as such term is defined in Article 8 of the Uniform Commercial Code). Lost and destroyed Option Agreements may be replaced without bond.

    Section 6.7. Article 5. The provisions of Article 5 above shall not apply to Options granted under this Article 6.

ARTICLE 7.  RESTRICTED STOCK.

    Section 7.1. Determinations. The Committee shall determine which eligible Employees may purchase Restricted Stock, the number of shares of Restricted Stock each eligible Employee may purchase (subject to Section 11.1), the times when they may purchase Restricted Stock, the parameters of the performance goals, if any, and the vesting and forfeiture provisions of the Restricted Stock and the purchase price of the Restricted Stock. Notwithstanding the terms of any Award granted under this Section 7, all shares of Restricted Stock that have not previously been forfeited shall vest fully and become transferable upon the occurrence of any Change in Control.

    Section 7.2. Agreements. Once the Committee has made the determinations required by Section 7.1 above with respect to any Participant, the appropriate officers of the Company shall enter into a Restricted Stock Purchase Agreement with the Participant setting forth the terms determined by the Committee. No Participant shall have any right to purchase Restricted Stock, hold Restricted Stock, or exercise any rights as a stockholder of the Company unless and until he or she has executed and delivered an appropriately completed form of Restricted Stock Purchase Agreement to the Company and the Company has delivered a counterpart thereof, executed by an appropriate officer of the Company, to the Participant. Restricted Stock Purchase Agreements are neither negotiable instruments nor securities (as such term is defined in Article 8 of the Uniform Commercial Code). Lost and destroyed Restricted Stock Purchase Agreements may be replaced without bond.

ARTICLE 8.  STOCK APPRECIATION RIGHTS.

    Section 8.1. Determinations. The Committee shall determine which Participants shall receive Stock Appreciation Rights, the times when they shall receive them, the number of Shares to which each Stock Appreciation Right relates (subject to Section 11.1), whether or not a Stock Appreciation Right is to be in tandem with an Option, and the terms and conditions of individual Stock Appreciation Right grants (which need not be identical).

    Section 8.2.  Tandem Grants.

         (a) A Stock Appreciation Right may be granted in tandem with an Option, either at the time of grant or at any time thereafter during the term of the Option, or may be granted unrelated to an Option. A Stock Appreciation Right granted to an individual Participant at the same time as the grant of an Option shall be deemed to be in tandem with such Option unless the Committee expressly provides otherwise.

         (b) The exercise of a Stock Appreciation Right tandem to an Option shall cancel the related Option with respect to the number of Shares as to which such Stock Appreciation Right is exercised. The exercise of an Option granted in tandem with a Stock Appreciation Right shall cancel the related Stock Appreciation Right with respect to the number of Shares as to which such Option is exercised.

         (c) Except as otherwise provided by the Committee at the time it is granted, a Stock Appreciation Right tandem to an Option will be exercisable at such times as, and only to the extent that, the related Option is exercisable. Notwithstanding the terms of any Stock Appreciation Right tandem to an Option, all Stock Appreciation Rights shall vest fully and become exercisable upon the occurrence of a Change in Control.

         (d) Upon the exercise of a Stock Appreciation Right tandem to an Option, the Grantee will be entitled to receive payment of an amount determined by multiplying:

             (i) The excess of the Fair Market Value of a Share on the date of exercise of such Stock Appreciation Right over the Exercise Price of the related Option, by

             (ii) The number of Shares as to which such Stock Appreciation Right has been exercised.

    Section 8.3.  Stock Appreciation Rights Not in Tandem with Option.

         (a) The Committee shall determine the Exercise Price of each Stock Appreciation Right that is not in tandem with an Option at the time of the granting of the Stock Appreciation Right, but in no event shall the Exercise Price be less than the Fair Market Value of a Share on the Date of Grant of such Stock Appreciation Right. If no express determination of the Exercise Price of a Stock Appreciation Right that is not in tandem with an Option is made by the Committee, the Exercise Price thereof is equal to the Fair Market Value of a Share on the Date of Grant.

         (b) Subject to the rule set forth in the next sentence, the Committee shall determine the times when a Stock Appreciation Right that is not in tandem with an Option vests and the term during which a Stock Appreciation Right that is not in tandem with an Option is exercisable. No such Stock Appreciation Right shall be exercisable after the expiration of ten years from the Date of Grant. If no express determination of the times when a Stock Appreciation Right that is not in tandem with an Option is exercisable is made by the
Committee:

             (i) each such Stock Appreciation Right shall vest and first become exercisable as to 25% of the Shares subject to such Stock Appreciation Right on each of the first four anniversaries of the Date of Grant provided the Participant has been an Employee continuously during the time beginning on the Date of Grant and ending on the date when such portion of such Stock Appreciation Right vests and first becomes exercisable; and

             (ii) each such Stock Appreciation Right shall lapse and cease to be exercisable upon the earliest of:

                 (A) the expiration of ten years from the Date of Grant,

                 (B) six months after the Participant ceases to be an Employee because of death or disability,

                 (C) 30 days after a termination without cause of the Participant's employment with the Company or any Parent or Subsidiary of the Company by the Company or any such Parent or Subsidiary of the Company, or

                 (D) immediately upon termination of the Participant's employment with the Company or any Parent or Subsidiary of the Company by the Company or any such Parent or Subsidiary for cause or by the Participant's resignation.

Notwithstanding the terms of any Stock Appreciation Right, all Stock Appreciation Rights shall vest fully and become exercisable upon the occurrence of a Change in Control.

         (c) A Stock Appreciation Right not in tandem with an Option will entitle the Grantee, upon exercise of the Stock Appreciation Right, to receive payment of an amount determined by multiplying:

             (i) The excess of the Fair Market Value of a Share on the date of exercise of such Stock Appreciation Right over the Exercise Price thereof, by

             (ii) The number of Shares as to which such Stock Appreciation Right has been exercised.

    Section 8.4. Exercise. Stock Appreciation Rights shall be exercised by the delivery of the SAR Agreement therefor with the notice of exercise attached thereto properly completed and duly executed by the Grantee named therein to the Secretary or the Treasurer of the Company together with the Option Agreement for any Option that is in tandem with such Stock Appreciation Right after it has become exercisable and before it has ceased to be exercisable. A Stock Appreciation Right may be exercised as to less than all of the Shares to which it relates but not as to a fractional Share. No Stock Appreciation Right may be exercised as to less than 50 Shares unless it is exercised as to all of the Shares then available thereunder.

    Section 8.5. Limitations. The Committee may place limitations on the amount payable upon exercise of a Stock Appreciation Right. Any such limitation must be determined as of the Date of Grant. The Committee may impose such additional conditions or limitations on the exercise of a Stock Appreciation Right as it may deem necessary or desirable to secure for Grantees of Stock Appreciation Rights the benefits of Rule 16b-3, or as it may otherwise deem advisable.

    Section 8.6. Payment. Payment to the Grantee of the amount realized upon exercise of a Stock Appreciation Right may be made, in the sole discretion of the Committee unless otherwise provided in the grant thereof, in cash, whole Shares valued at the Fair Market Value of a Share on the date of exercise of the Stock Appreciation Right, or a combination thereof. Such payment shall be made promptly after the exercise of the Stock Appreciation Right. If a Stock Appreciation Right is payable in Shares and the amount payable results in a fractional Share, no fractional Share may be issued nor may any cash payment be made in lieu of such fractional Share.

    Section 8.7. Officers and Directors. Stock Appreciation Rights of which a Grantee who is an Officer or Director at the time of exercise may be exercised only during the period beginning on the third business day following the date of release for publication of the Company's regular quarterly or annual summary statement of sales and earnings (assuming such financial data appears on a wire service, in a financial news service, or in a newspaper of general circulation, or is otherwise made publicly available) and ending on the twelfth business day following such date.

    Section 8.8. SAR Agreement. Promptly after the Date of Grant, Greyhound shall duly execute and deliver to the Grantee an SAR Agreement setting forth the terms of the SAR. No term that does not vary from those set forth in this Plan need be set forth in an SAR Agreement. SAR Agreements are not negotiable instruments or securities (as such term is defined in Article 8 of the Uniform Commercial Code). Lost and destroyed SAR Agreements may be replaced without bond.

ARTICLE 9.  PERFORMANCE UNITS.

    Section 9.1. Determinations. The Committee shall determine which Participants shall receive Performance Units, the times when they shall receive them, the number of Shares to which each Performance Unit relates (subject to Section 11.1), and the terms and conditions of individual Performance Unit grants (which need not be identical).

    Section 9.2.  Grants.

         (a) The Committee shall determine the Base Price of each Performance Unit at the time of the granting of the Performance Unit. The Base Price may not be less than zero dollars. If no express determination of the Base Price of a Performance Unit is made by the Committee, the Base Price thereof shall equal zero dollars.

         (b) Subject to the rule set forth in the next sentence, the Committee shall set performance goals to be met over a period (the "Performance Period") specified by the Committee and shall determine any vesting provisions. No such Performance Unit shall mature after the expiration of ten years from the Date of Grant. If no express determination of the times when a Performance Unit vests and matures is made by the Committee, each such Performance Unit shall vest and mature on the earlier of (i) the fifth anniversary of the Date of Grant or (ii) the date the Participant ceases to be an Employee because of death or disability, provided, in either case, that the Performance Units have not previously lapsed or matured and that the Participant has been an Employee continuously during the time beginning on the Date of Grant and ending on the date when such Performance Unit matures. If the employment of a Participant is terminated by reason of death or disability or retirement during a Performance Period, the Participant shall receive a prorated payout of the Performance Units. The prorated payout shall be determined by the Committee, in its sole discretion, shall be based upon the length of time that the Participant held the Performance Units during the Performance Period, and shall further be adjusted based on the achievement of the preestablished performance goals. Payment of such Performance Units shall be made at the same time as payments are made to Participants who did not terminate employment during the applicable Performance Period. Notwithstanding the terms of any Performance Unit, all Performance Units which have not previously lapsed or matured shall mature upon the occurrence of a Change in Control. The number of Shares as to which a Performance Unit maturing upon a Change in Control is paid shall be reduced by the ratio between the number of full calendar months elapsed between the Date of Grant and the date of the Change in Control and the total number of calendar months which would have elapsed between the Date of Grant and the original maturity date in the absence of death or disability.

         (c) The Committee will determine the amount or formula for determining the amount to be paid out on the Performance Unit at the end of the Performance Period (subject to Section 11.1).

         (d) At the sole discretion of the Committee, Participants may be granted the right to receive amounts equal to or formulated in relation to dividends declared with respect to that number of Shares which have been earned but not yet distributed under any Performance Unit (such dividends may be, in the discretion of the Committee, subject to the same accrual, forfeiture, and payout restrictions as may apply to dividends earned with respect to Shares of Restricted Stock, if any).

    Section 9.3. Limitations. The Committee may place limitations on the amount payable on a Performance Unit. Any such limitation must be determined as of the Date of Grant. The Committee may impose such additional conditions or limitations on the maturity of a Performance Unit as it may deem necessary or desirable to secure for Grantees of Performance Units the benefits of Rule 16b-3, or as it may otherwise deem advisable.

    Section 9.4. Payment. Payment to the Grantee of the amount realized at the end of the Performance Period may be made, in the sole discretion of the Committee unless otherwise provided in the grant thereof, in cash, whole Shares valued at the Fair Market Value of a Share on the date of maturity of the Performance Unit, or a combination thereof. Such payment shall be made as promptly as reasonably practicable after the last day of the Performance Period and the determination by the Company of whether the applicable performance goals have been met. If a Performance Unit is payable in Shares and the amount payable results in a fractional Share, no fractional Share may be issued nor may any cash payment be made in lieu of such fractional Share.

    Section 9.5. Performance Unit Agreement. Promptly after the Date of Grant, Greyhound shall duly execute and deliver to the Grantee a Performance Unit Agreement setting forth the terms of the Performance Unit. No term that does not vary from those set forth in this Plan need be set forth in a Performance Unit Agreement. Performance Unit Agreements are not negotiable instruments or securities (as such term is defined in Article 8 of the Uniform Commercial Code). Lost and destroyed Performance Unit Agreements may be replaced without bond.

ARTICLE 10.  UNRESTRICTED STOCK.

    The Committee shall determine which eligible Employees will receive Unrestricted Stock, the number of shares of Unrestricted Stock each eligible Employee will receive (subject to Section 11.1), the times when each eligible Employee shall receive Unrestricted Stock, and the terms and conditions of individual Unrestricted Stock Awards (which need not be identical). Promptly after the grant of an Award of Unrestricted Stock, the Company shall issue to the Grantee a certificate representing the Shares received thereunder. The Committee shall grant Awards of Unrestricted Stock in consideration for services rendered by the Participant which are deemed by the Committee to have a value to the Company in excess of the par value of the Shares so awarded.

ARTICLE 11.  PROVISIONS APPLICABLE TO ALL TYPES OF AWARDS.

    Section 11.1. Maximum Shares. Notwithstanding any other provision of this Plan, the maximum number of Shares with respect to which Awards may be granted during any fiscal year of the Company to any Employee shall be 500,000 Shares. In addition, the maximum aggregate cash payout granted to any Grantee in any fiscal year of the Company with respect to such Grantee s Performance Units or receipt of Restricted Stock shall not exceed $1,000,000.

    Section 11.2. Corporate Mergers and Acquisitions. The Committee may grant Awards having terms and conditions which vary from those specified in the Plan if such Awards are granted in substitution for, or in connection with the assumption of, existing options granted by another business entity and assumed or otherwise agreed to be provided for by Greyhound pursuant to or by reason of a transaction involving a merger or consolidation of or acquisition of substantially all of the assets or stock of another business entity that is not a Subsidiary of Greyhound prior to such acquisition, with or by Greyhound or its Subsidiaries.

    Section 11.3. Withholding. The Company shall have the right to withhold from any payments due under any Award or due to any Grantee from the Company as compensation or otherwise the amounts of any federal, state or local withholding taxes not paid by the Grantee at the time of the exercise or vesting of any Award or upon a disposition of Shares received upon the exercise of an Incentive Stock Option. If cash payments sufficient to allow for withholding of taxes are not made at the time of exercise or vesting of an Award, the Grantee exercising such Award shall pay to Greyhound an amount equal to the withholding required to be made less the withholding otherwise made in cash or, if allowed by the Committee in its discretion and pursuant to rules adopted by the Committee consistent with Section 5.5 above, Shares previously owned by the Grantee. The Company may make such other provisions as it deems appropriate to withhold any taxes the Company determines are required to be withheld in connection with the exercise of any Award or upon a disqualifying disposition of Shares received upon the exercise of an Incentive Stock Option, including, but not limited to, the withholding of Shares from an Award upon such terms and conditions as the Committee may provide. The Company may require the Participant to satisfy any relevant withholding requirements before issuing Shares or delivering any Award to the Participant.

    Section 11.4. Disability. If a Grantee who is an Employee with the Company is absent from work with the Company because of a physical or mental disability, for purposes of the Plan, such Grantee will not be considered to have ended his or her employment with the Company while such Grantee has that disability, unless he or she resigns or the Committee decides otherwise.

ARTICLE 12.  GENERAL PROVISIONS.

    Section 12.1. No Right to Employment. Nothing in the Plan or any Award or any instrument executed pursuant to the Plan will confer upon any Participant any right to continue to be employed by or provide services to the Company or affect the right of the Company to terminate the employment of any Participant or its other relationship with any Participant.

    Section 12.2. Limited Liability. The liability of the Company under this Plan or in connection with any exercise of any Award is limited to the obligations expressly set forth in the Plan and in the grant of any Award, and no term or provision of this Plan nor of any Award shall be construed to impose any duty, obligation or liability on the Company not expressly set forth in the Plan or any grant of any Award.

    Section 12.3. Assumption of Awards. Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more other entities as a result of which the Company is not the surviving entity, or upon a sale of substantially all the assets of the Company to another entity, any Awards outstanding theretofore granted or sold hereunder must be assumed by the surviving or purchasing entity, with appropriate adjustments as to the number and kind of shares and price. Nothing in this Section 12.3 shall be deemed to alter or supersede any provision of the Plan relating to the vesting or maturity of Awards upon a Change in Control.

    Section 12.4. No Transfer. No Award or other benefit under the Plan may be sold, pledged or otherwise transferred other than by will or the laws of descent and distribution; and no Award may be exercised during the life of the Participant to whom it was granted except by such Participant.

    Section 12.5. Expenses. All costs and expenses incurred in connection with the administration of the Plan including any excise tax imposed upon the transfer of Shares pursuant to the exercise of an Award shall be borne by the Company.

    Section 12.6. Notices. Notices and other communications required or permitted to be made under the Plan shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by first class mail addressed (a) if to a Grantee, at his or her residence address set forth in the records of the Company or (b) if to the Company, to its President at its principal executive office.

    Section 12.7. Third Parties. Nothing herein expressed or implied is intended or shall be construed to give any person other than the Grantees any rights or remedies under this Plan.

    Section 12.8. Saturdays, Sundays and Holidays. Where this Plan authorizes or requires a payment or performance on a Saturday, Sunday or public holiday, such payment or performance shall be deemed to be timely if made on the next succeeding business day; provided, however, that this Section 12.8 shall not be construed to extend the ten year period referred to in Sections 5.3, 6.3, 8.3 and 9.2 above or the five year period referred to in Section 5.4(e) above.

    Section 12.9. Rules of Construction. The captions and section numbers appearing in this Plan are inserted only as a matter of convenience. They do not define, limit or describe the scope or intent of the provisions of this Plan. In this Plan words in the singular number include the plural, and in the plural include the singular; and words of the masculine gender include the feminine and the neuter, and when the sense so indicates words of the neuter gender may refer to any gender.

    Section 12.10. GOVERNING LAW. THE VALIDITY, TERMS, PERFORMANCE AND ENFORCEMENT OF THIS PLAN SHALL BE GOVERNED BY LAWS OF THE STATE OF DELAWARE THAT ARE APPLICABLE TO AGREEMENTS NEGOTIATED, EXECUTED, DELIVERED AND PERFORMED SOLELY IN THE STATE OF DELAWARE.

    Section 12.11. Effective Date of the Plan. The Plan shall become effective upon its approval by the affirmative vote of the holders of a majority of the outstanding Shares present, or represented, and entitled to vote at a meeting of the stockholders of Greyhound. Awards may be granted by the Committee before such approval, but all Awards so granted shall be conditioned on such approval and shall be void if such approval is not given within 12 months after the Effective Date.

    Section 12.12. Amendment and Termination. No Award shall be granted under the Plan more than ten years after the Effective Date. The Board of Directors may at any time terminate the Plan, or make such amendment of the Plan as it may deem advisable; provided, however, that no amendment shall be effective without the approval of the stockholders of the Company by the affirmative vote of the holders of a majority of the outstanding Shares present, or represented, and entitled to vote at a meeting of stockholders duly held, if it were to:

         (a) materially increase the benefits accruing to Participants under the Plan;

         (b) materially increase the number of Shares which may be issued under the Plan; or

         (c) materially modify the requirements as to eligibility for participation in the Plan;

and, further, provided, however, that no amendment or termination of the Plan shall be effective to materially alter or impair the rights of a Grantee under any Award made before the adoption of such amendment or termination by the Board of Directors, without the written consent of such Grantee. No termination or amendment of this Plan or any Award nor waiver of any right or requirement under this Plan or any Award shall be binding on the Company unless it is in a writing duly entered into its records and executed by a duly authorized Officer.

                                                                      APPENDIX B

                             GREYHOUND LINES, INC.

                      1995 DIRECTORS  STOCK INCENTIVE PLAN

                   _________________________________________

                               FEBRUARY 27, 1995

                   _________________________________________


                                   PREAMBLE:


    1. Greyhound Lines, Inc., a Delaware corporation ("Greyhound" or the "Company"), by means of this 1995 Directors Stock Incentive Plan (the "Plan") desires to afford certain of its and its Parent s and Subsidiaries directors an opportunity to acquire a proprietary interest in the Company and thus to create in such persons an increased interest in and a greater concern for the welfare of the Company.

    2. The Company has determined that the foregoing objectives will be promoted by granting Options (as hereinafter defined) under this Plan to certain directors of the Company and of its Parent and Subsidiaries, if any, pursuant to this Plan.

                                     TERMS:

ARTICLE 1.  DEFINITIONS.

    Section 1.1. General. Certain words and phrases used in this Plan shall have the meanings given to them below in this section:

    "Board of Directors" means the board of directors of Greyhound.

    "Change in Control" means (a) the acquisition by any person (defined for the purposes of this definition to mean any person within the meaning of
Section 13(d) of the Exchange Act), other than Greyhound or an employee benefit plan created by the Board of Directors for the benefit of its Employees, either directly or indirectly, of the beneficial ownership (determined under Rule 13d-3 of the Regulations promulgated by the SEC under Section 13(d) of the Exchange Act) of securities issued by Greyhound having 30% or more of the voting power of all the voting securities issued by Greyhound in the election of directors at the next meeting of the holders of voting securities to be held for such purpose, (b) the election of a majority of the Directors elected at any meeting of the holders of voting securities of Greyhound who are persons who were not nominated for such election by the Board of Directors or a duly constituted board of directors of the Board of Directors having authority in such matters; (c) the approval by the stockholders of Greyhound of a merger or consolidation with another person, other than a merger or consolidation in which the holders of Greyhound s voting securities issued and outstanding immediately before such merger or consolidation continue to hold voting securities in the surviving or resulting corporation (in the same relative proportions to each other as existed before such event) comprising 80% or more of the voting power for all purposes of the surviving or resulting corporation; or (d) the approval by the stockholders of Greyhound of a transfer of substantially all of the assets of Greyhound to another person other than a transfer to a transferee, 80% or more of the voting power of which is owned or controlled by Greyhound or by the holders of Greyhound s voting securities issued and outstanding immediately before such transfer in the same relative proportions to each other as existed before such event.

    "Code" means the Internal Revenue Code of 1986 and the regulations thereunder, as now in effect or hereafter amended.

    "Common Stock" means the common stock, par value $.01 per share, of the Company.

    "Date of Grant" means the date an Option is first granted.

    "Director" means a member of the Board of Directors.

    "Disability" shall have the meaning ascribed in the Company s long-term disability plan; provided, however, that "Disability" shall mean a permanent and total disability, as defined in Code Section 22(e)(3) if required to satisfy the "formula plan exception" under Rule 16b-3(c)(2)(i)(A) of Section 16 of the Exchange Act.

    "Effective Date" means the date this Plan was first adopted by the Board of Directors.

    "Employee" means any common law employee of Greyhound or any Parent or Subsidiary of Greyhound and any person who is an officer of Greyhound or any Parent or Subsidiary of Greyhound pursuant to the Bylaws or comparable governing document of such company.

    "Exchange Act" means the Securities Exchange Act of 1934 and the regulations thereunder, as now in effect or hereafter amended.

    "Exercise Price" means, with respect to an Option, the amount of consideration that must be delivered to the Company in order to purchase a single Share thereunder.

    "Fair Market Value of a Share" means the arithmetic mean between the high and low per share prices on the principal national securities exchange or the NASDAQ - National Market System on which the Shares are listed or admitted to trading, on the date of determination or, if such price can not be determined for the date of determination, the most recent date for which such prices can reasonably be ascertained.

    "Grantee" means any person to whom an Option has been granted and any heir or legal representative to whom an Option has been transferred by will or the laws of descent and distribution.

    "Incentive Stock Option" or "ISO" means an Option intended to comply with the terms and conditions set forth in Section 422 of the Code.

    "Meeting Date" means the date of each annual meeting of the stockholders of Greyhound at which Directors are elected.

    "Nonqualified Option" means a Stock Option other than an Incentive Stock Option.

    "Officer" means an officer of the Company as defined in 17 C.F.R. Section 240.16a-1(f) as now in effect or hereafter amended.

    "Option" or "Stock Option" means a right granted under the Plan to a Participant to purchase a stated number of Shares.

    "Option Agreement" means an agreement evidencing an Option substantially in the form of Exhibit A hereto.

    "Parent" means a parent of a given corporation as such term is defined in
Section 424(e) of the Code.

    "Participant" means a person who is eligible to receive and has received an Option under the Plan.

    "Plan" means this Plan as it may be amended or restated from time to time.

    "Rule 16b-3" means Rule 16b-3 (17 C.F.R. Section 240.16b-3) promulgated under Section 16(b) of the Exchange Act as now in effect or hereafter amended.

    "SEC" means the Securities and Exchange Commission.

    "Shares" means shares of Common Stock.

    "Subsidiary" means a subsidiary of a given corporation as such term is defined in Section 424(f) of the Code.

    Section 1.2. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles.

    Section 1.3.  Effect of Definitions.  The definitions set forth in Section
1.1 above shall apply equally to the singular, plural, adjectival, adverbial and other forms of any of the words and phrases defined regardless of whether they are capitalized.

ARTICLE 2.  SHARES.

    Section 2.1. Number. The aggregate number of Shares in respect of which Options may be granted under the Plan shall not exceed 300,000 (which number of Shares is hereby reserved for issuance under the Plan out of the authorized but unissued Shares).

    Section 2.2. Cancellations. Except as otherwise provided in the next sentence, if any Options granted under the Plan are canceled, terminate or expire for any reason without having been exercised or matured in full, the Shares related to the unexercised portion of an Option shall be available again for the purposes of the Plan.

    Section 2.3.  Anti-Dilution.

         (a) If the Shares are split or if a dividend of Shares is paid on the Shares, the number of Shares on which each then outstanding Option is based and the number of Shares as to which Options may be granted under this Plan shall be automatically increased by the ratio between the number of Shares outstanding immediately after such event and the number of Shares outstanding immediately before such event and the Exercise Price thereof shall be automatically decreased by the same ratio, and if the Shares are combined into a lesser number of Shares, the number of Shares for which each then outstanding Option is based and the number of Shares as to which Options may be granted under the Plan shall be automatically decreased by such ratio and the Exercise Price thereof shall be automatically increased by such ratio.

         (b) In the event of any other change in the Shares, through recapitalization, merger, consolidation or exchange of shares or otherwise, there shall automatically be substituted for each Share subject to an unexercised Option and each Share available for additional grants of Options, the number and kind of shares or other securities into which each outstanding Share was changed, and the Exercise Price shall be increased or decreased proportionally so that the aggregate Exercise Price for the securities subject to each Option shall remain the same as immediately before such event.

    Section 2.4. Source. Except as otherwise determined by the Board of Directors, the Shares issued under the Plan shall be authorized but unissued Shares. However, Shares which are to be delivered under the Plan may be obtained by the Company from its treasury, by purchases on the open market or from private sources, or by issuing authorized but unissued Shares. The proceeds of the exercise of any Option shall be general corporate funds of the Company. No Shares may be sold under any Option Agreement for less than the par value thereof. No fractional Shares shall be issued or sold under the Plan nor will any cash payment be made in lieu of fractional Shares.

    Section 2.5. Rights of a Stockholder. No Grantee or other person claiming under or through any Grantee shall have any right, title or interest in or to any Shares allocated or reserved under the Plan or subject to any Option except as to such Shares, if any, for which certificates representing such Shares have been issued to such Grantee.

    Section 2.6. Securities Laws. No Option shall be exercised nor shall any Shares or other securities be issued or transferred pursuant to an Option unless and until all applicable requirements imposed by federal and state securities laws and by any stock exchanges upon which the Shares may be listed, have been fully complied with. As a condition precedent to the exercise of an Option or the issuance of Shares pursuant to the grant or exercise of an Option, the Company may require the Grantee to take any reasonable action to meet such requirements including providing undertakings as to the investment intent of the Grantee, accepting transfer restrictions on the Shares issuable thereunder and providing opinions of counsel, in form and substance acceptable to the Company, as to the availability of exemptions from such requirements.

ARTICLE 3.  ELIGIBILITY.

    Only Directors who are not Employees shall be eligible to receive Options under this Plan.

ARTICLE 4.  DIRECTORS  STOCK OPTIONS.

    Section 4.1.  Grant.

         (a) On each Meeting Date, an Option on 20,000 Shares or such lesser number as remain available for granting under Article 2 above shall be automatically granted to each Director who is elected as a Director at the meeting of stockholders held on such date or at any adjournment thereof.

         (b) On any date when a person is appointed as a Director to fill a vacancy on the Board of Directors, an Option shall be automatically granted to such person on the number of Shares equal to 20,000 multiplied by a fraction, the numerator of which equals the number of whole calendar months remaining in the term for which such Director is appointed at the date of such appointment and the denominator of which equals the number of whole calendar months of such term.

    Section 4.2. Exercise Price. The Exercise Price of an Option shall be equal to the Fair Market Value of a Share on the Date of Grant.

    Section 4.3.  Term.

    (a) Each Option shall vest and first become exercisable as to one-third of the Shares originally subject to the Option on each of the first three anniversaries of the Date of Grant if the Participant is then a Director; and

    (b) each Option shall lapse and cease to be exercisable upon the earliest of:

         (i)   the expiration of ten years from the Date of Grant,

         (ii) six months after the Participant ceases to be a Director because of death or Disability,

         (iii) immediately if the Participant is removed from office for cause by action of the stockholders of the Company in accordance with the Bylaws of the Company and the General Corporation Law of the State of Delaware or if the Participant voluntarily terminates service on the Board of Directors without the consent of the Company,

         (iv) five years after the Participant ceases to be a Director for any reason other than death, Disability, termination by the stockholders for cause or voluntary termination without consent if, at the time of termination, the Participant has served at least a three year term of office on the Board of Directors, or

         (v) 30 days after the Participant ceases to be a Director for any reason other than death, Disability, termination by the stockholders for cause or voluntary termination without consent if, at the time of termination, the Participant has served less than a three year term of office on the Board of Directors.

Notwithstanding the foregoing, all Options that have not previously been exercised nor lapsed and ceased to be exercisable shall vest fully and become exercisable upon the occurrence of any Change in Control.

    Section 4.4. Not Incentive Stock Options. An Option under this Article 4 shall not be treated as an Incentive Stock Option.

    Section 4.5. Exercise. An Option shall be exercised by the delivery of the Option Agreement therefor with the notice of exercise attached thereto properly completed and duly executed by the Grantee named therein to the Treasurer of the Company, together with the aggregate Exercise Price for the number of Shares as to which the Option is being exercised, after the Option has become exercisable and before it has ceased to be exercisable. An Option may be exercised as to less than all of the Shares purchasable thereunder but not for a fractional Share. No Option may be exercised as to less than 50

Shares unless it is exercised as to all of the Shares then available thereunder. The Exercise Price shall be paid in cash by (a) delivery of a certified or cashier s check payable to the order of the Company in such amount, or (b) wire transfer of immediately available funds to a bank account designated by the Company. Promptly after an Option is properly exercised, the Company shall issue to the Grantee a certificate representing the Shares purchased thereunder.

    Section 4.6. Option Agreement. Promptly after the Date of Grant, Greyhound shall duly execute and deliver to the Grantee an Option Agreement setting forth the terms of the Option. Option Agreements are neither negotiable instruments nor securities (as such term is defined in Article 8 of the Uniform Commercial Code). Lost and destroyed Option Agreements may be replaced without bond.

    Section 4.7. Disability. If a Participant is absent from meetings of the Board of Directors because of a physical or mental Disability, for purposes of the Plan, such Participant will not be considered to have ended his or her service with the Board of Directors while such Participant has that Disability, unless he or she resigns or is not re-elected by the stockholders.

ARTICLE 5.  GENERAL PROVISIONS.

    Section 5.1. No Rights. Nothing in the Plan or any Option or any instrument executed pursuant to the Plan will confer upon any Participant any right to continue to be a Director of the Company or affect the right of the stockholders to terminate the directorship of any Participant.

    Section 5.2. Limited Liability. The liability of the Company under this Plan or in connection with any exercise of any Option is limited to the obligations expressly set forth in the Plan and in the grant of any Option, and no term or provision of this Plan nor of any Option shall be construed to impose any duty, obligation or liability on the Company not expressly set forth in the Plan or any grant of any Option.

    Section 5.3. Assumption of Options. Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more other entities as a result of which the Company is not the surviving entity, or upon a sale of substantially all the assets of the Company to another entity, any Options outstanding theretofore granted or sold hereunder must be assumed by the surviving or purchasing entity, with appropriate adjustments as to the number and kind of shares and price. Nothing in this Section 5.3 shall be deemed to alter or supersede any provision of the Plan relating to the vesting or maturity of Options upon a Change in Control.

    Section 5.4. No Transfer. No Option or other benefit under the Plan may be sold, pledged or otherwise transferred other than by will or the laws of descent and distribution; and no Option may be exercised during the life of the Participant to whom it was granted except by such Participant.

    Section 5.5. Expenses. All costs and expenses incurred in connection with the administration of the Plan including any excise tax imposed upon the transfer of Shares pursuant to the exercise of an Option shall be borne by the Company.

    Section 5.6. Notices. Notices and other communications required or permitted to be made under the Plan shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by first class mail addressed (a) if to a Grantee, at his or her residence address set forth in the records of the Company or (b) if to the Company, to its President at its principal executive office.

    Section 5.7. Third Parties. Nothing herein expressed or implied is intended or shall be construed to give any person other than the Grantees any rights or remedies under this Plan.

    Section 5.8. Saturdays, Sundays and Holidays. Where this Plan authorizes or requires a payment or performance on a Saturday, Sunday or public holiday, such payment or performance shall be deemed to be timely if made on the next succeeding business day; provided, however, that this Section 5.8 shall not be construed to extend the ten year period referred to in Sections 4.3, above.

    Section 5.9. Rules of Construction. The captions and section numbers appearing in this Plan are inserted only as a matter of convenience. They do not define, limit or describe the scope or intent of the provisions of this Plan. In this Plan words in the singular number include the plural, and in the plural include the singular; and words of the masculine gender include the feminine and the neuter, and when the sense so indicates words of the neuter gender may refer to any gender.

    Section 5.10. GOVERNING LAW. THE VALIDITY, TERMS, PERFORMANCE AND ENFORCEMENT OF THIS PLAN SHALL BE GOVERNED BY LAWS OF THE STATE OF DELAWARE THAT ARE APPLICABLE TO AGREEMENTS NEGOTIATED, EXECUTED, DELIVERED AND PERFORMED SOLELY IN THE STATE OF DELAWARE.

    Section 5.11. Effective Date of the Plan. The Plan shall become effective upon its approval by the affirmative vote of the holders of a majority of the outstanding Shares present, or represented, and entitled to vote at a meeting of the stockholders of Greyhound.

    Section 5.12. Amendment and Termination. No Option shall be granted under the Plan more than ten years after the Effective Date. The Board of Directors may at any time terminate the Plan, or make such amendment of the Plan as it may deem advisable; provided, however, that no amendment shall be effective without the approval of the stockholders of the Company by the affirmative vote of the holders of a majority of the outstanding Shares present, or represented, and entitled to vote at a meeting of stockholders duly held, if it were to:

         (a) materially increase the benefits accruing to Participants under the Plan;

         (b) materially increase the number of Shares which may be issued under the Plan; or

         (c) materially modify the requirements as to eligibility for participation in the Plan;

and, further, provided, however, that no amendment or termination of the Plan shall be effective to materially alter or impair the rights of a Grantee under any Option made before the adoption of such amendment or termination by the Board of Directors, without the written consent of such Grantee. No termination or amendment of this Plan or any Option nor waiver of any right or requirement under this Plan or any Option shall be binding on the Company unless it is in a writing duly entered into its records and executed by a duly authorized Officer. The provisions of this Plan setting forth the formulae that determine the Exercise Price of Options granted hereunder, the number of Shares as to which they are exercisable, the times when they are granted and the persons who are Participants may not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder

PROXY

                             GREYHOUND LINES, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         Thomas G. Plaskett, Craig R. Lentzsch and Mark E. Southerst, or any of them, with power of substitution to each, are hereby authorized to represent the undersigned at the Annual Meeting of Stockholders of Greyhound Lines, Inc. to be held at the Marriott Quorum Hotel, Salon E, 14901 Dallas Parkway, Dallas, Texas, on May 31, 1995, at 10:00 a.m., local time, and to vote the number of shares which the undersigned would be entitled to vote if personally present on all matters properly coming before the Annual Meeting or any adjournment thereof. The attorneys-in-fact are authorized to vote in their discretion upon such other business as may properly come before the Annual Meeting and any and all adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE DIRECTORS NOMINEES, THE 1995 LONG TERM STOCK INCENTIVE PLAN AND THE 1995 DIRECTORS' STOCK INCENTIVE PLAN. THIS PROXY WILL BE VOTED AS YOU DIRECT; IN THE ABSENCE OF SUCH DIRECTION, IT WILL BE VOTED "FOR" EACH OF THE FOREGOING PROPOSALS.

                          (Continued on reverse side)

 -----------------------------------------------------------------------------
                              FOLD AND DETACH HERE


                                ADMISSION TICKET

                             GREYHOUND LINES, INC.

                        ANNUAL MEETING OF STOCKHOLDERS
                            WEDNESDAY, MAY 31, 1995
                                    10:00 AM
                             MARRIOTT QUORUM HOTEL
                                    SALON E
                              14901 DALLAS PARKWAY
                                 DALLAS, TEXAS



 -----------------------------------------------------------------------------
                              FOLD AND DETACH HERE

TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION, SIGN AND DATE THIS CARD IN THE SPACE BELOW. NO BOXES NEED TO BE CHECKED.

                                                                I plan to attend
                                                                   the meeting

                                                                       [ ]


(1)   ELECTION OF DIRECTORS

                      FOR                              VOTE withheld
                      all                            from all nominees
                   nominees                         listed to the right

                      [ ]                                   [ ]

Instruction: TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE INDIVIDUAL NOMINEES, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW:

THOMAS G. PLASKETT, CRAIG R. LENTZSCH AND FRANK L. NAGEOTTE

(2)   APPROVAL OF 1995 LONG TERM STOCK INCENTIVE PLAN

       FOR                          AGAINST                    ABSTAIN

       [ ]                            [ ]                        [ ]

(3)   APPROVAL OF 1995 DIRECTORS' STOCK INCENTIVE PLAN

       FOR                          AGAINST                    ABSTAIN

       [ ]                            [ ]                        [ ]



          Dated ______________________________________________, 1995

          __________________________________________________________
                                   Signature

          __________________________________________________________
                                   Signature


Please sign your name as it appears hereon. Joint owners should each sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

  ***************************************************************************
  *                                                                         *
  *  "PLEASE MARK INSIDE BLUE BOXES SO THAT DATA PROCESSING EQUIPMENT WILL  *
  *  RECORD YOUR VOTES"                                                     *
  *                                                                         *
  ***************************************************************************


 -----------------------------------------------------------------------------
                              FOLD AND DETACH HERE


                                     [MAP]


 -----------------------------------------------------------------------------
             FOLD AND DETACH HERE AND RETURN WITH YOUR PROXY CARD
          IF YOU ARE RECEIVING MULTIPLE COPIES OF YOUR ANNUAL REPORTS

                                [ ] MULTIPLE COPIES OF STOCKHOLDERS REPORTS ARE BEING RECEIVED AT THIS ADDRESS. PLEASE DISCONTINUE THESE MAILINGS TO THIS ACCOUNT. (NOTE: AT LEAST ONE STOCKHOLDER REPORT MUST BE MAILED.)

                                       IF YOU NEED INSTRUCTIONS ON HOW TO
                                       TRANSFER YOUR STOCK OR CHANGE YOUR
                                       ADDRESS, PLEASE CALL OUR TRANSFER AGENT,
                                       MELLON SECURITIES TRUST COMPANY, AT
                                       1-800-288-9541.